                                                                EXHIBIT 10.11



                                 BLUE HILL PLAZA
                                      LEASE


         LEASE, dated April ___ , 1996, between GLORIOUS SUN ROBERT MARTIN, L.L.C., a New York limited liability company, having its principal place of business at 100 Clearbrook Road, Elmsford, New York 10523, ("LANDLORD"), and QUINTEL ENTERTAINMENT, INC. a corporation organized and existing under the laws of the State of Delaware having its principal place of business at One Blue Hill Plaza, Pearl River, New York ("TENANT").

         WHEREAS, Landlord is the owner of the building commonly known as One Blue Hill Plaza, Pearl River, New York 10965, in the Town of Orangetown, County of Rockland, and State of New York (the "Building"); and

         WHEREAS, Landlord and Tenant desire that a lease be made by Landlord to Tenant of certain space in the Building for the term, for the rent and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations herein contained;

         NOW, THEREFORE, Landlord and Tenant hereby covenant and agree as follows:

                                    ARTICLE 1

                              Demise-Premises-Term

         1.01. Demise. Landlord hereby demises and leases to Tenant, and Tenant hereby takes and hires from Landlord, the premises hereinafter mentioned for the term hereinafter stated, for the rent hereinafter reserved and upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this lease.

         1.02. Demised Premises. The premises hereby demised and leased to Tenant are a portion of the 5th floor of the Building, as shown on the floor and location plans annexed hereto and marked as Exhibit A. The terms "Demised Premises" or "Premises" at any given time shall mean the premises described in this Section , subject to the provisions of this lease.

         1.03. Term. The term of this lease and the estate hereby granted (the "TERM OF THIS LEASE") shall commence on the Commencement Date (as defined in
Section 8.01) and shall expire on the last day of the month in which occurs the tenth (10th) anniversary of the Commencement Date (the "EXPIRATION DATE"), or on such earlier date upon which said term may expire or be terminated pursuant to any of the provisions of this lease or pursuant to law. Promptly following the determination of the Commencement Date, the parties shall enter into a recordable supplementary agreement setting forth the Commencement Date and Expiration Date.

                                    ARTICLE 2

                                   Definitions

         2.01. Definitions. For all purposes of this lease, and all agreements supplemental hereto, the terms defined in this Section shall have the meanings specified in this Section unless the context otherwise requires:

                  (a) The Land shall mean all of the land and improvements thereon owned or ground leased by Landlord and comprising the Blue Hill project. The foregoing shall include, in addition, any other parcels of land or improvements or any facility serving the project and made available by easement, agreement or otherwise. Landlord reserves the right to add or sever the ownership or right of use to any portion of the Land at any time, whereupon the portion so added or severed shall be included or excluded, as the case may be, from the Land for purposes of this lease.

                  (b) The Buildings shall mean the Building, the other office building and the additional improvements erected or to be erected by Landlord on the Land, of which Building and the Demised Premises are a part, and all replacements of such Buildings.

                  (c) Real Property shall mean the Land and Buildings (or in the event same shall be submitted to the provisions of Article 9-B of the Real Property Law, the unit (as defined in Section 339-e of the Real Property Law) of which the Premises is a part).

                  (d) The Rentable Area of the Premises, shall be conclusively deemed to be 15,000 square feet and that of the Buildings shall be conclusively deemed to be 1,100,000 square feet.

                  (e) The term mortgage shall include an indenture of mortgage, a deed of trust to a trustee, a pledge or any other instrument creating a lien on or other security interest in the Real Property, and the term mortgagee shall include any such mortgagee, trustee and any other holder of rights under a mortgage.

                  (f) The terms include and including shall each be construed as if followed by the phrase "without being limited to".

                  (g) Landlord shall mean only the owner, or the mortgagee in possession, for the time being of the Building or the condominium unit (or the owner of a lease or sublease of the Building or the condominium unit) of which the Premises form a part, so that in the event of any conveyance, sale or sales of said Building or condominium unit or an assignment, termination or surrender of said lease or sublease or in the event of a lease or sublease of said Building or of the condominium unit, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale or other transaction described above, or the said lessee or transferee of the Building or of the condominium unit, that the purchaser or the lessee or transferee of the Building or the condominium unit has assumed and agreed to carry out any and all covenants and obligations of Landlord thereafter accruing hereunder.

                  (h) Tenant shall mean and include, at any given time, Tenant herein named and each successor to or assignee of any interest of Tenant herein named under this lease pursuant to the terms of this lease.

                  (i) The obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants, agreements, terms, conditions and limitations contained in this lease.

                  (j) Tenant's obligations hereunder and Landlord's obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed, observed, or kept by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this lease shall be construed as "performance, observance and keeping".

                  (k) The term related corporation shall mean a corporation, individual, partnership, or other business entity, which directly or indirectly, controls, is controlled by, or is under common control with, another corporation, individual, partnership, or other business entity.

                  (l) The term successor corporation shall mean a corporation or other business entity into or with which another corporation or other business entity shall be merged or consolidated or to which all or substantially all of the assets of such other corporation or other business entity shall be transferred.

                  (m) The term laws and requirements of public authorities, and words of like import, shall mean laws and ordinances of any or all of the federal, state, city, and county governments and rules, regulations, orders and directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction of the Land or Building, and the directions of any public officer pursuant to law.

                  (n) The term requirements of insurance bodies, and words of like import, shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Land, Building or Demised Premises.

                  (o) The words repair and repairs shall be deemed to include restoration, replacement and rebuilding.

                  (p) All references in this lease to numbered Articles and Sections and lettered Exhibits, are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

                  (q) The term unavoidable delays shall mean delays due to strike, lockout or other labor or industrial disturbance (whether or not on the part of employees of either party hereto), civil disturbance, order of any government, court or regulatory body claiming jurisdiction, act of the public enemy, or riot, sabotage, blockage, embargo, failure or inability to secure materials or labor by reason of priority or similar regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, flood, washout, explosion, act of God, or any cause whatsoever beyond the reasonable control of either party hereto whether or not similar to any of the causes hereinabove stated, excluding however, the inability of either party to obtain any financing which may be necessary to carry out its obligations.

                  (r) Regular business hours, business days and words of like import shall mean 8:00 A.M. to 6:00 P.M. on all days other than Saturdays, Sundays, and all days observed as holidays by the United States, State of New York or labor unions representing individuals servicing the Building in behalf of Landlord; if there be no such labor unions, such definition shall include holidays designated by Landlord for the benefit of such individuals.

                  (s) The word invitee, relating to either Landlord or Tenant, shall mean any employees, agents, visitors, customers, contractors, licensees, or other parties claiming under, or in the Building by permission or sufferance of, Landlord or Tenant, as the case may be.

                  (t) Tenant's Property shall mean all movable partitions, lighting fixtures, special cabinet work, business and trade fixtures, machinery and equipment, vaults and all other property, whether or not attached to or built into the Premises and which is installed in the Premises by or for the account of Tenant at its expense and can be removed without damage to the Building, and all furniture, furnishings and other articles of personal property owned by Tenant and located in the Premises.

                  (u) A lease year shall mean the 12 month period commencing with the Commencement Date (as defined in Section 8.01), and ending the day preceding the first anniversary of the Commencement Date (except that if the Commencement Date shall occur on a day other than the first day of a calendar month, such period shall commence with the Commencement Date and end with the last day of the 12th full calendar month thereafter) and each 12 month period thereafter, all or parts of which fall within the term of this lease.

         2.02. Headings. The Article and Section headings in this lease and the Index annexed to this lease are inserted only as a matter of convenience, and are not to be given any effect whatsoever in construing this lease.

                                    ARTICLE 3

                                      Rent

         3.01. Rent. The rent reserved under this lease (hereinafter called the "rent"), for the term hereof, shall be and shall consist of:

                  (a) $142,500.00 per annum for the first 15 months of the term of this lease, $262,500.00 per annum for the next 45 months and $322,500.00 per annum for the last 60 months (which sum is hereinafter referred to as "fixed rent") which fixed rent shall be payable without notice, in equal monthly installments in advance on the first day of each and every calendar month of the term of this lease (except that if the first day of the term of this lease is other than the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on such first day), plus

                  (b) such other sums of money as shall become due and payable hereunder (which other sums are collectively hereinafter referred to as "additional rent"), which additional rent shall be payable as hereinafter provided, all to be paid to Landlord or its designated agent, at its principal place of business as specified on the first page of this lease, or such other place as Landlord may designate, in lawful money of the United States of America, without abatement, deduction or set-off. All rent shall be paid by currently dated, unendorsed check of Tenant, drawn on a bank or trust company which is a member of the New York Clearing House.

         3.02. Payments Due. Tenant covenants and agrees to pay the rent and other charges herein reserved promptly, as and when the same shall become due and payable, without notice or demand therefor. If no date shall be set forth herein for the payment of additional rent, then such sum shall be due and payable within ten business days after the date upon which Landlord demands such payment. Landlord acknowledges receipt of the payment of fixed rent for the first full calendar month of the term, by check, subject to collection.

         3.03. Rent Control. If at any time during the term of this lease the rent, or any part thereof, shall not be fully collectible by reason of any law and requirement of public authority, Tenant shall enter into such agreement or agreements and take such other action or actions (without additional expense to Tenant) as Landlord may request and as may be legally permissible, to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (but not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction prior to the expiration of the term of this lease (a) the rents shall become and thereafter be payable hereunder in accordance with the amounts reserved in this lease for the period of the term following such termination and (b) Tenant shall pay Landlord, if legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this lease but for such legal rent restriction less (ii) the rents actually paid by Tenant to Landlord during the period such rent restriction was in effect. Tenant hereby appoints Landlord its attorney-in-fact to execute any and all necessary agreements and documents pursuant to this Section .

         3.04. Late Charge. If any monies owing by Tenant to Landlord are not paid when due and payable pursuant to the provisions of this lease, Tenant shall pay to Landlord, in compensation for the additional administrative, bookkeeping and collection expenses incurred by Landlord by reason of such late payment, a sum calculated by multiplying the amount of money not paid timely by the greater of (a) 13%, or (b) three percentage points in excess of the prime rate then established by Chemical Bank, N.A. (or its successor), dividing the product by 365 and multiplying the quotient by the number of days between the date such monies were payable and the date such monies are in fact paid. Nothing herein shall be intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. Such compensation shall be without prejudice to any of Landlord's rights and remedies hereunder.

                                    ARTICLE 4

               Adjustment of Rent for Changes in Real Estate Taxes

                             and Operating Expenses

         4.01. Definitions of Taxes and Operating Expenses. As used herein:

                  (a) "Taxes" shall mean the total amount of real estate taxes and assessments now or hereafter levied, imposed, confirmed or assessed against the Real Property, including, city, county, school and transit taxes, water fees and sewer and refuse disposal charges, or taxes, assessments or charges levied, imposed, confirmed or assessed against, or a lien on, the Real Property by any taxing authority whether general or specific, ordinary or extraordinary, foreseen or unforeseen and whether for public betterments or improvements or otherwise. If, due to any change in the method of taxation, any franchise, capital stock, capital, income, profit, sales, rental, use and occupancy tax or charge shall be levied, assessed, confirmed or imposed upon any owner of the Real Property in lieu of, or in addition to any real estate taxes or assessments upon or with respect to the Real Property, such tax shall be included in the term Taxes. Penalties and interest on Taxes (except to the extent imposed upon timely payments of assessments that may be, and are in fact, paid in installments) and income, franchise, transfer, inheritance and capital stock taxes shall be deemed excluded from Taxes except to the extent provided in the immediately preceding sentence. Notwithstanding the foregoing, Taxes shall not include increases in assessments due to (i) the sale or conversion to a condominium of the Real Property or (ii) the construction of new buildings on the Real Property.*

                  (b) "Base Tax" shall mean a sum determined by applying the tax rates set forth on tax bills rendered by the taxing authorities for the tax year of each such taxing authority during which July 1, 1996 occurs to the assessed valuations (after any reduction in said assessment as a result of any tax abatement or other tax relief of any nature whatsoever) of the Real Property for the tax year during which July 1, 1996 occurs. "Tax Year" shall mean the fiscal period for each Tax affecting the property (whether or not a calendar year) as established by each taxing authority. Any and all tax abatements shall be for the benefit of Landlord.*

(c) "Operating Expenses" or "Expenses" shall mean such costs or expenses (and taxes thereon), as shall be paid or incurred by or in behalf of Landlord in providing services to tenants, and in the operation, cleaning, repair (whether structural or non- structural and whether or not capitalized under generally accepted accounting principles), management, security and maintenance of any and all parts of the Land and Buildings (collectively called "Building Operation") including (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), pension, retirement or life insurance plans and other benefit or similar expenses of, Landlord's employees engaged in Building Operation, (ii) social security, unemployment and other payroll taxes and the cost of providing disability and workers' compensation coverage with respect to said employees, (iii) costs and expenses for fuel or energy purchased or used for the operation of the Buildings' heating, ventilating and air cooling system and equipment, and for light and power (excluding any allocable share thereof payable by tenants for overtime charges), (iv) the cost of casualty, rent, boiler, machinery, sprinkler, apparatus, liability, fidelity, plate glass and any other insurance, (v) cost of painting the common areas of the Building,
(vi) cost or rental of all cleaning supplies, tools, materials and equipment,
(vii) cost of uniforms, work clothes and dry cleaning, (viii) cost of window cleaning, concierge, guard, watchperson or other security personnel, service or system, if any, (ix) management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of then prevailing rates for management fees payable for comparable properties in comparable locations, (x) charges of independent contractors performing work included within this definition (except work by such independent contractors or Landlord exclusively for the benefit of another tenant of the Building or Tenant , (xi) stationery, (xii) legal (except those for the preparation of this and other leases and litigation or disputes specifically with another tenant of the Building or Tenant), accounting and other professional fees and disbursements incurred in connection with Building Operation, (xiii) water, (xiv) service contracts for the performance of Landlord's obligations, including elevator, electric, heating, air-conditioning and plumbing systems, (xv) maintenance and repair of grounds, including interior and exterior lawns, gardens, shrubbery, trees, planters, containers, statuary, exhibits, displays, walks and other ways and areas and common areas, (xvi) maintenance and repairs to the heating, ventilating and air-conditioning systems, underground pipes, lines, equipment and systems, roof, and all parts of the Real Property, (xvii) removal of snow, ice, trash, garbage and other refuse, (xviii) telephone charges incurred at the Buildings' office, if any, (xix) extermination, (xx) fire protection, (xxi) intentionally omitted, (xxii) cost of repairs and the cost of replacements made in connection with repairs of cables, fans, pumps, boilers, cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection system (including sprinkler systems), window washing equipment and snow removal equipment, (xxiii) costs for alterations or improvements resulting in or intended to result in a reduction in fuel consumption or Operating Expenses or made by reason of laws and requirements of public authorities, insurance bodies or Landlord's insurers, provided however, that to the extent such costs are capitalized under generally accepted accounting principles, such costs (together with an interest factor equal to the lesser of 13% or three percentage points in excess of the prime rate established by Chemical Bank, N.A. (or its successor) at the time of expenditure) shall be amortized over the useful life of such alteration or improvement, (xxiv) for each Expense Comparison Year (as defined in Section 4.06(a) subsequent to the first Expense Comparison Year, an amount equal to the increase, if any, in the interest payable as a result of any refinancing of the initial first mortgage (encumbering the property of which the Premises are a part) during (or with respect to) such Expense Comparison Year over the interest payable under any such initial first mortgage during (or with respect to) the first Expense Comparison Year; provided however, that if the principal balance of such refinanced mortgage exceeds the principal balance thereof immediately prior to such refinancing, then for purposes of determining the amount of interest payable on such refinanced mortgage, the principal amount of such refinanced mortgage shall be deemed to be equal to the lesser of the principal balance of such refinanced mortgage or the original principal balance of the initial first mortgage, and (xxv) costs and expenses (and taxes thereon) paid or incurred in connection with the operation, cleaning, repair (whether structural or non-structural and whether or not capitalized under generally accepted accounting principles), management, security and maintenance of the limited common elements or common elements of the condominium (if any) of which the Premises is a part. An item of expense properly included in more than one of the aforesaid categories shall not be included more than once in the calculation of Operating Expenses.*

Notwithstanding the foregoing, structural repairs and replacements to the Building (i.e. the foundation, exterior walls, shoring and roof support structure (not including replacement or repair of the roof itself)) shall be excluded from Operating Expenses.*

                  (d) "Base Operating Expenses" shall mean Operating Expenses for the calendar year during which the lease is executed ("Base Expense Year"). If the Buildings are not fully operational or fully occupied by tenants during such year, then the Operating Expenses for such year shall be calculated by Landlord by projecting actual expenses to such increased amount as would have been incurred if the Buildings had been fully operational and 95% occupied.

                  (e) "Tenant's Proportionate Share" shall mean 1.36%, provided that if the Premises shall be a portion of a condominium unit the rentable area of which shall be less than 100% of the rentable square feet in the Buildings, then "Tenant's Proportionate Share" shall be a percentage by dividing 15,000 square feet by the total number of square feet of rentable square feet in the unit of which the Premises is a part.

         4.02. Tax Payments. (a) If Taxes for any Tax Year during the term ("Tax Comparison Year") shall exceed the Base Tax, Tenant shall pay Landlord, as additional rent for each such Tax Comparison Year, Tenant's Proportionate Share of such excess ("Tax Payment"). At Tenant's request, Landlord shall furnish Tenant with a true copy of all relevant tax bills.

                  (b) Subsequent to Landlord's receipt of the tax bills for each Tax Comparison Year, Landlord shall submit to Tenant a statement showing (i) the Tax Payments due for such Tax Comparison Year, and (ii) the basis of calculations ("Landlord's Tax Statement"). Tenant shall (y) pay Landlord the unpaid portion (if any) of the Tax Payment within 30 days after receipt of Landlord's Tax Statement, and (z) on account of the immediately following Tax Comparison Year, pay Landlord commencing as of the first day of the month during which Landlord's Tax Statement is rendered, and on the first day of each month thereafter until a new Landlord's Tax Statement is rendered, 1/12th of the total payment for the current Tax Comparison Year. The monthly payments based on the total payment for the current Tax Comparison Year shall be adjusted from time to time to reflect Landlord's reasonable estimate of increases in Taxes for the immediately following Tax Comparison Year.

         4.03. Reduction of Comparison Year Taxes. If Taxes for any Tax Comparison Year, or an installment thereof, shall be reduced before such Taxes or such installment shall be paid, the amount of Landlord's costs and expenses of obtaining such reduction (including appraisers' and consultants' fees) shall be added to and deemed part of Taxes for such Tax Comparison Year. In the event Landlord obtains a refund of Taxes for any Tax Comparison Year for which a Tax Payment has been made by Tenant, Landlord shall credit against Tenant's next succeeding Tax Payment, Tenant's Proportionate Share of the refund (but not more than the Tax Payment that was the subject of the refund) after deducting from such refund the costs and expenses incurred by Landlord in obtaining the refund, including appraisers' and consultants' fees. In the event no Tax Payment shall thereafter be due, Landlord shall pay such refund to Tenant. This Section 4.03 shall survive the expiration of this lease.*

         4.04. Reduction of Base Tax. If Landlord obtains a reduction in the Base Tax after Tenant shall have made Tax Payments for one or more Tax Comparison Years, the Base Tax shall be reduced, prior Tax Payments shall be recalculated and Tenant shall pay Landlord, for each of such Tax Comparison Years, Tenant's Proportionate Share of the increased amount of Tax Payment for each such Tax Comparison Year. Tenant's payment under this Section 4.04 shall be made within 30 days after Landlord's billing therefor.*

         4.05. Tax Payment Pending Protest. While proceedings for the reduction in assessed valuations are pending, the computation and payment of Tax Payments shall be based upon the original assessments for the year(s) in question.

         4.06. Adjustment of Operating Expense Payments. (a) If Operating Expenses for any calendar year during the term and following the Base Expense Year (each such year being called an "Expense Comparison Year") shall exceed Base Operating Expenses, Tenant shall pay Landlord for each such Expense Comparison Year, Tenant's Proportionate Share of such excess ("Expense Payment"). (If the Buildings are not fully operational or fully occupied by tenants throughout any Expense Comparison Year, then the Operating Expenses for each such year shall be calculated by projecting actual expenses to such increased amount as would have been incurred if the Buildings had been fully operational and occupied).

                  (b) Subsequent to the end of each Expense Comparison Year, Landlord shall submit to Tenant a statement showing (i) the Expense Payments due Landlord for such Expense Comparison Year, and (ii) the basis for such calculation ("Landlord's Statement"). Tenant shall (x) make payment of any unpaid portion of the Expense Payment within 30 days after receipt of Landlord's Statement, and (y) pay to Landlord on account of the then current Expense Comparison Year, within 30 days after receipt of Landlord's Statement an amount equal to the product obtained by multiplying the total payment required for the preceding Expense Comparison Year by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months of the current Expense Comparison Year which shall have elapsed prior to the first day of the month immediately following the rendition of Landlord's Statement, and (z) pay Landlord on account of the then current Expense Comparison Year, commencing as of the first day of the month immediately following the rendition of Landlord's Statement and on the first day of each month thereafter until a new Landlord's Statement is rendered, 1/12th of the total payment for the preceding Expense Comparison Year. The monthly payments based on the total payment for the preceding Expense Comparison Year shall be adjusted, from time to time, to reflect Landlord's reasonable estimate of increases in rates and expenses for the current Expense Comparison Year. The payments required to be made under clauses (y) and (z) above shall be subject to adjustment as and when Landlord's Statement for such current Expense Comparison Year is rendered by Landlord. Tenant shall make payments on account of Expense Payments for the first Expense Comparison Year on the basis of estimates prepared by Landlord, payments to be made monthly on the first day of each month during such first Expense Comparison Year. The payments based on such estimates shall be adjusted following the expiration of the first Expense Comparison Year, upon rendition of Landlord's Statement for that year.

         4.07. No Credit. If in a Tax Comparison Year the Taxes are less than the Base Tax, and/or if in an Expense Comparison Year, the Operating Expenses are less than the Base Operating Expenses, the Tenant shall not be entitled to receive a credit, by way of a reduction in fixed rent, a refund of all or a portion of prior (or a credit against future) Tax Payments or Expense Payments, or otherwise, except as provided in Section 4.03.*

         4.08. Assessment With Other Properties. If, at any time, the Real Property is assessed for tax purposes with other property owned by Landlord, the tax ascribable to the Real Property shall be the allocable portion of the Taxes on the entire properties, based upon an informal apportionment by such assessors of the total assessment to such Real Property or if such apportionment is not available, as shall be determined by Landlord.

         4.09. Billing. Landlord's failure during the term to prepare and/or deliver any statement or bill required to be delivered to Tenant, or Landlord's failure to make demand for payment of fixed rent or additional rent shall not be deemed a waiver of, or cause Landlord to forfeit or surrender its rights to collect, any rent due. Tenant's liability for all such payments shall continue unabated during the term and shall survive the expiration or sooner termination of the term, notwithstanding Landlord's failure to demand payment for same, failure to bill same, or improper billing thereof.

         4.10. Partial Comparison Year. If the Expiration Date or earlier date upon which the term of this lease may expire or terminate shall be on a date other than the last day of a Tax or Expense Comparison Year, Tenant's Tax Payment and Expense Payment for such partial Tax or Expense Comparison Year (as the case may be) shall be appropriately prorated.

         4.11. Tax Protests. Tenant shall have no right to institute or participate in any tax certiorari proceedings or other proceedings of a similar nature, it being understood that the commencement, maintenance, settlement, or conduct thereof shall be in the sole discretion of Landlord.

                                    ARTICLE 5


             Charges for Services During Non-Regular Business Hours

         5.01. Services During Non-Regular Business Hours. In the event Tenant conducts business in any portion of the Demised Premises during other than regular business hours, Landlord shall, upon reasonable advance notice, provide those building services as shall enable Tenant to utilize the Premises during such period, provided that Tenant shall pay Landlord's charges therefor, and subject to Landlord's regulations in effect from time to time. Notwithstanding the foregoing, the elevator (at least one cab) and Tenant's electrical services shall be available to Tenant during other than regular business hours at no extra charge to Tenant.*

         5.02. Cooling Tower. In the event Tenant conducts business in any portion of the Demised Premises during hours other than regular business hours, Landlord shall, upon reasonable advance notice, operate the Building's cooling tower and such other equipment and machinery as shall enable Tenant to cool the Premises. Tenant shall reimburse Landlord for Landlord's cost of such service upon rendition of a bill therefor, at a rate equal to Landlord's actual cost therefor, plus 15%.


                                    ARTICLE 6

                          Construction of the Building

         6.01. Changes to Building. Landlord may, at any time, without the same constituting an eviction of Tenant or entitling Tenant to any abatement of rent, and without otherwise incurring liability to Tenant, and without any effect on any of Tenant's obligations under this lease, change the arrangement and/or location of (including the closing off of) public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other parts of the Building, provided that in so doing, Landlord does not deny Tenant reasonable means of access to the Demised Premises for the conduct of Tenant's business.

         6.02. Multi-Tenant Floors. Landlord may, without the same constituting an eviction of Tenant or entitling Tenant to any abatement of rent, and without otherwise incurring liability to Tenant, and without any effect on any of Tenant's obligations under this lease, rearrange the space unit divisions and the public corridors on the floor upon which the Demised Premises is located in any manner Landlord may determine, provided only that the Demised Premises shall not (i) be changed in any respect and (ii) have diminished access by public corridor(s) to the elevator(s), fire stair(s) and public toilet(s) serving said floor.

                                    ARTICLE 7

                       Completion of the Demised Premises

                                Mechanics' Liens

         7.01. Completion of Premises.

         Landlord will perform all of the work in the Demised Premises as set forth in the Work Letter attached hereto and made part hereof, upon the terms and conditions specified in such Work Letter. Unless specified in the Work Letter, all work and materials used by Landlord shall be building quality. Landlord's agreement to do the work set forth in the Work Letter shall not require it to incur overtime costs and expenses and shall be subject to unavoidable delays. Landlord has made, and makes, no representations as to the date when the Demised Premises will be ready for Tenant's occupancy, and notwithstanding any date specified in this lease as the Commencement Date, it is understood that the same is merely an estimate.*

         7.02. Tenant's Work.

                  (a) If Tenant shall employ or use any contractor or subcontractor other than Landlord in the performance of any work in connection with Tenant's initial occupancy, which work Tenant shall not commence until after the Commencement Date, all of Tenant's duties and obligations set forth in
Article 17 (relating to Tenant's duties and obligations in making Tenant's Changes) shall be applicable to and binding upon Tenant with respect to any such work.

                  (b) If Tenant shall employ or use any contractor other than Landlord in the performance of any work in connection with Tenant's initial occupancy, such work shall be conducted in accordance with all laws and requirements of public authorities and requirements of insurance bodies, in a good and workmanlike manner, and in such manner as not to interfere with or delay the work of Landlord's contractors and subcontractors in the Building, or to impose any additional expense upon Landlord in the construction within, or operation of, the Buildings, and so as to maintain harmonious labor relations in the performance of work in the Buildings. Without limiting the generality of the foregoing, Tenant shall advise Landlord of the names of Tenant's contractors and subcontractors and adopt a work schedule in conformity with the schedule of Landlord's contractors and subcontractors. Tenant agrees that its contractors and subcontractors shall employ people and means to ensure the progress of the work in the Buildings without interruption on account of strikes, work stoppage or other similar cause for delay. At any and all times while Landlord's and Tenant's installations are being performed by Tenant's designated contractor, Landlord shall be entitled to have a representative(s) on the site for the purpose of inspecting same, and for such purpose such representative(s) shall have free and unrestricted access to all parts of the Demised Premises.

         7.03. Tenant's Construction Related Obligations. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with work performed, or alleged to have been performed, by its contractor(s) and which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens and financing statements, conditional bills of sale, chattel mortgages or other financing or title retention devices, filed in connection therewith and against all costs, expenses and liabilities (including reasonable attorney's fees) incurred in connection with any such lien, financing statement, conditional bill of sale, chattel mortgage or other financing or title retention devices, or any action or proceeding brought thereon. In connection therewith, Tenant, at its expense, shall procure the satisfaction or discharge of all such liens, financing statements, conditional bills of sale, chattel mortgages and other financing or title retention devices within 15 days after the filing or recording of same. Nothing herein contained, however, shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, lien, financing statement, conditional bill of sale, chattel mortgage, or other financing or title retention devices provided that
(i) in case of a notice of violation, Tenant shall comply with the provisions of
Section 14.02, and (ii) in case of a lien, financing statement, conditional bill of sale, chattel mortgage, or other financing or title retention device Tenant shall have accomplished the discharge thereof by bonding or otherwise within 15 days after the filing or recording of the same.

         7.04. Non-Liability of Landlord. Neither Tenant nor any of its agents, employees, representatives, contractors or subcontractors shall have any power or authority to do any act or thing or to make any contract or agreement which will bind Landlord or which may create or be the foundation for any mechanic's lien or other lien or claim upon or against Landlord or Landlord's interest in the Real Property; and, further, Landlord shall have no responsibility to Tenant or to any architect, engineer, contractor, subcontractor, supplier, material provider, worker or other person, firm or corporation who shall engage, or participate, in the performance of additional work or any installation, alteration or improvement to be performed or made by Tenant under any of the terms of this lease, or otherwise, unless Landlord shall expressly undertake such obligation by an agreement in writing, signed by Landlord, and made between Tenant and Landlord or such other party.



                                    ARTICLE 8

                      Commencement Date-Earlier Possession

         8.01. Commencement Date. As used herein, the term "Commencement Date" shall mean the earlier of the date (i) Tenant shall commence the conduct of business in and from the Demised Premises, or (ii) when the Demised Premises are ready for occupancy (Landlord shall give Tenant twenty-one (21) days prior notice of the date when the Demised Premises are ready for occupancy). The Demised Premises shall be deemed "ready for occupancy" on the latest date on which all of the following conditions shall have been met:*

                  (a) a certificate of occupancy (temporary or final) has been issued by the applicable governmental authority, not inconsistent with the uses permitted by Section 9.01;

                  (b) the work required to be performed by Landlord in the Demised Premises has been substantially completed; and it shall be deemed so completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which do not materially interfere with Tenant's normal use and occupancy of the Demised Premises;

                  (c) means of access to the Demised Premises have been provided, and the use, without material interference, of the facilities necessary to Tenant's occupancy of the Demised Premises, including corridors, elevators and stairways and toilet, air-conditioning, water, plumbing, lighting and electric power facilities, are available to Tenant substantially in accordance with Landlord's obligations hereunder; and

                  (d) all facilities and systems serving the Building and passing through the Demised Premises or any part thereof have been completed to the extent required to provide adequate services to the Demised Premises, and the remaining work to be done in the Building is of such nature as will not materially interfere with Tenant's use and occupancy of the Demised Premises or access thereto.

If the occurrence of any of the above-mentioned conditions shall be delayed due to any act or omission of Tenant or its invitees (including but not limited to
(x) Tenant's failure to furnish plans and specifications or subsequent changes thereto, (y) Tenant's request for materials, finishes or installations other than Landlord's standard, and (z) the performance or incompletion of work by a party employed or retained by Tenant) the Demised Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay. Any installation by Tenant prior to the Commencement Date shall be at the sole risk of Tenant, provided that no such installation shall interfere with or delay the work of Landlord's contractors or subcontractors in the Building or impose any additional expense upon Landlord in the construction within, or operation of, the Building. Tenant may have access to inspect the Demised Premises prior to the

Commencement Date provided Tenant complies with the relevant terms and conditions of this lease.*

         8.02. Consequences of Tenant's Possession of Premises or Commencement Date. On the Commencement Date or upon such earlier date as Tenant shall take possession of any part or parts of the Demised Premises, Tenant shall be conclusively deemed to have agreed that Landlord, up to the time of such possession or the Commencement Date, as the case may be, has performed all of its obligations hereunder with respect to preparation of such part or parts for Tenant's possession, except for such failures or omissions by Landlord in performing such obligations as Tenant may specify by notice to Landlord not more than 10 days following the taking of such possession by Tenant or the Commencement Date, as the case may be. Tenant shall not be entitled to any rent abatement on account of any such incomplete work.

         8.03. Waiver of Right to Rescind. The parties agree that this Article covers Tenant's rights with respect to the time possession of the Premises is to be delivered to it and constitutes an express provision to the contrary under, and Tenant hereby waives any rights to rescind this lease and/or recover damages which Tenant might otherwise have pursuant to, Section 223(a) of the Real Property Law of the State of New York. Notwithstanding the foregoing, in the event the Demised Premises are not ready for occupancy (for reasons other than unavoidable delays or as set forth in the last paragraph of Section 8.01) within 270 days after the date hereof, Tenant may elect to terminate this lease, provided that notice of such election shall be given to Landlord no later than 280 days after the date hereof, time being of the essence in the giving of such notice. If Tenant shall so elect, the parties shall then be released of all liabilities hereunder, each to the other.*

         8.04. Early Commencement of Business. If Tenant shall commence the conduct of its business in one or more portions of the Demised Premises prior to the Commencement Date, the rents allocable to such portion or portions shall be payable from the date or dates of such commencement or commencements, and the obligations assumed by Tenant and to be performed during the term of this lease shall commence as of the date or dates of such commencement or commencements, provided that no such partial commencement of business shall be permitted if, in Landlord's judgment, such action would interfere with the completion of its construction and installation obligations. In the event of any such occupancy by Tenant prior to the Commencement Date, Tenant shall not interfere with or delay the work of Landlord's contractors and subcontractors in the Buildings and Landlord shall have no liability to Tenant in the event it, its contractors and subcontractors shall, in the performance of Landlord's construction and installation obligations, interfere with, or interrupt the conduct of, Tenant's business.

                                    ARTICLE 9

                                       Use

         9.01. Permitted Uses. Tenant may occupy and use the Demised Premises only for executive, administrative, accounting, customer service and general office purposes, and for no other purpose.

         9.02. Prohibited Uses. (a) Tenant agrees that neither Tenant nor any subtenant, assignee or occupant of the Demised Premises shall at any time during the term of this lease occupy or use the Demised Premises or permit the same to be used or occupied in any manner except as provided in Section 9.01. The following non-exclusive list of uses shall not be deemed to be "executive, administrative, accounting and general office purposes", and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof, for:

                  (i) the conduct of a public auction of any kind, or of any gaming or gambling activities, or for any political or club activities, whether public or private;

                  (ii) the conduct of a school of any kind or as an employment agency;

                  (iii) the sale, at retail or wholesale, of any products or materials kept in the Demised Premises, by vending machine or otherwise;

                  (iv) manufacturing purposes;

                  (v) the rendition to the public of medical, dental or other diagnostic or therapeutic services;

                  (vi) a restaurant, bar, or the sale of confectionery, tobacco, newspapers, magazines, soda, beverages, sandwiches, ice cream, baked goods or similar items, or the preparation, dispensing or consumption of food and beverages;

                  (vii) the conduct of any business, occupation or activity which, in Landlord's reasonable judgment may (x) impair the reputation of the Buildings, (y) interfere with or disturb the occupancy of other tenants or occupants of the Buildings, or (z) create or foster an unusual risk to the security of the Buildings or of any of their tenants or occupants;

                  (viii) the conduct of any business not engaged in by Tenant at the date of this lease, if the use of the Demised Premises for such business shall conflict with any negative covenants as to use contained in any other lease of space in the Buildings entered into subsequent to the date of this lease but prior to the use of the Demised Premises for such other business, provided that Landlord shall have notified Tenant of the existence of such negative covenants; or

                  (ix) printing and reproduction of materials for sale or for the purpose of rendering services to others.

                  (b) Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept in the Demised Premises, which would in any way (i) violate any laws or requirements of public authorities (subject to the right to contest such laws or requirements as provided in, and subject to the provisions of, Section 14.02), (ii) cause injury to the Buildings or any part thereof, (iii) constitute a public or private nuisance, (iv) impair the appearance of the exterior of the Buildings, (v) impair the use for normal purposes of any other area of the Buildings by (or occasion physical discomfort to, or interfere with services required to be furnished by Landlord to Tenant or to) any of the other tenants and occupants of the Buildings, or (vi) violate any of Tenant's other obligations under this lease.

                  (c) Tenant shall not cause (or allow any of its contractors, agents or other persons or entities over whom or which it exercises a degree of control to cause) to occur within the Demised Premises, or the Buildings, any discharge, spillage, uncontrolled loss, seepage or filtration of hazardous waste or oil or petroleum liquids or solids, asbestos, pcb, radioactive substances, methane, volatile hydrocarbons, industrial solvents, or any other materials or substances which have in the past caused or constituted, or are in the future found to cause or constitute, a health, safety or environmental hazard.

         9.03. Physical Protection of Premises. (a) Tenant shall not place (nor require the placement of) a load upon any floor of the Demised Premises exceeding 75 lbs. per square foot (live and dead), nor shall Tenant place (or require the placement of) a load upon any ceiling in the Demised Premises exceeding 5 lbs. per square foot. All data processing and other business machines and equipment and all other mechanical equipment installed and used by Tenant in the Demised Premises shall be so equipped, installed and maintained by Tenant, at its expense, as to prevent noise, vibration or electrical or other interference from being transmitted from the Demised Premises to any other area of the Buildings. Tenant shall not move any safe, heavy machinery or heavy equipment into or out of the Buildings without employing persons properly licensed, if required by laws and requirements of public authorities.

                  (b) Tenant shall not discharge or permit to be discharged any materials into waste lines, vents, or flues of the Buildings which might cause damage thereto. The water and wash closets and other plumbing fixtures in or serving the Demised Premises shall not be used for any purposes other than those for which they shall have been designed or constructed, and no sweepings, rubbish or rags shall be deposited therein.

                                   ARTICLE 10

                          Building Name-Signs-Directory

         10.01. Building Name. Landlord shall have the right, from time to time, to change the name and/or address of the Buildings.


         10.02. Tenant Signs. Landlord agrees that Tenant may, at its own expense, install and maintain any signs which Tenant may deem appropriate inside the Demised Premises, except that any such signs which are visible from the outside of the Buildings or Demised Premises shall be subject to Landlord's approval. Tenant agrees that it will maintain all such signs at its sole cost and expense and will comply with all laws and requirements of public authorities with respect thereto. Upon the termination or expiration of the term of this lease, Tenant shall, at its sole cost and expense, remove all such signs and repair any damage caused by such removal.

         10.03. Directory. Landlord shall, upon Tenant's request and upon payment of Landlord's charge therefor, list on the Building's directory ("Directory") the names of the Tenant, any other party occupying any part of the Demised Premises in accordance with the terms hereof, and their officers or employees, provided the number of names so listed does not exceed Tenant's Proportionate Share of the Directory's capacity. The listing of any party's name other than that of Tenant shall neither grant such party any right or interest in this lease and/or the Demised Premises nor constitute Landlord's consent to any assignment or sublease to, or occupancy by, such party. Such listing may be terminated by Landlord at any time, without prior notice.

                                   ARTICLE 11

                                  Subordination

         11.01. Subordination.

                  (a) This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the Real Property, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying instruments. This clause shall be self-operative and no further instrument of subordination shall be needed by any ground or underlying lessee or mortgagee affecting any lease or the Real Property. In confirmation of such subordination, Tenant shall promptly execute any certificate that Landlord (or the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest) may request. If Tenant fails to execute, acknowledge or deliver any such instrument within ten days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and in behalf of Tenant.

                  (b) Notwithstanding the provisions of Section 11.01(a), subject to the provisions herein set forth, and at the election of the holder of any current or future mortgage encumbering all or a portion of the premises of which the Demised Premises are a part, such mortgage shall be subordinate to this lease with the same force and effect as if this lease had been executed, delivered and recorded prior to the execution, delivery and recording of the said mortgage, except however that the said subordination of the mortgage to the lease shall not affect nor be applicable to and does expressly exclude:

                  (i) the prior right, claim or lien of the said mortgage in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the mortgaged premises, and to the right of disposition thereof in accordance with the provisions of the said mortgage;

                  (ii) the prior right, claim and lien of the said mortgage in, to and upon any proceeds payable under all policies of fire and rent insurance upon the said mortgaged premises and as to the right of disposition thereof in accordance with the terms of the said mortgage; and

                  (iii) any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the said mortgage and the execution of this lease, or any lien or judgment which may arise at any time under the terms of this lease.

         Although this clause shall be self-operative upon the election of any such mortgagee, in confirmation hereof, Tenant shall execute promptly any certificate that Landlord or such mortgagee may request, and the last sentence of Section 11.01(a) shall apply to this Section 11.01(b) (with appropriate changes in points of detail).

         11.02. Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of an exercise of the power of sale under, any mortgage made by Landlord covering the premises of which the Demised Premises are a part, Tenant shall attorn to and acknowledge the purchaser or purchasers upon any foreclosure or sale and recognize such purchaser or purchasers as the Landlord under this lease.

         11.03. Waiver of Termination Right. Tenant waives the benefit of the provisions of any statue or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this lease or to surrender possession of the Demised Premises in the event a superior lease or superior mortgage is terminated or foreclosed, as the case may be.

                                   ARTICLE 12

                                 Quiet Enjoyment

         12.01. Quiet Enjoyment. Landlord covenants and agrees that so long as Tenant pays the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance or molestation by Landlord, subject, nevertheless, to the terms, covenants and conditions of this lease. The covenant herein set forth shall bind and be enforceable against Landlord or any successor to Landlord's interest, subject to the terms hereof, only so long as Landlord or any successor to Landlord's interest is in possession and is collecting rent from Tenant.

                                   ARTICLE 13

                        Assignment-Mortgaging-Subletting

         13.01. Prohibition Against Assignment, Etc.

                  (a) Tenant covenants and agrees that neither this lease, nor the term and estate hereby granted, nor any part hereof or thereof shall be assigned, mortgaged, pledged, or otherwise transferred (whether voluntarily or involuntarily, by operation of law or otherwise) to, and that neither the Demised Premises, nor any part thereof, shall be sublet to, or offered or advertised for subletting to, or be used or occupied by or permitted to be used or occupied by, anyone other than Tenant.

                  (b) Unless Tenant is an entity the securities of which are registered under appropriate statutory authority and listed and traded on a national securities exchange, the transfer of any portion of the capital stock of Tenant or the issuance of additional capital stock of Tenant the result of which, in either event, shall be the transfer of control of Tenant to any person or entity not controlling Tenant on the date of this lease shall be deemed an assignment of this lease within the meaning of this Section , and shall not be valid and binding upon Landlord.

                  (c) If Tenant is controlled (directly or indirectly) by a corporation or other business entity, ("Parent"), the securities of which are not registered under appropriate statutory authority and not listed and traded on a national securities exchange, the transfer of any portion of the capital stock of such Parent or the issuance of additional capital stock of such Parent the result of which, in either event, shall be the transfer of control of such Parent to any person or entity not controlling such Parent on the date of this lease shall be deemed an assignment of this lease within the meaning of this Section , and shall not be valid and binding upon Landlord.

                  (d) Any transfer by operation of law or otherwise, of Tenant's interest in this lease, shall be deemed an assignment of this lease within the meaning of this Section and shall not be valid and binding upon Landlord.

                  (e) If this lease shall be assigned, whether or not in violation of the provisions of this lease, Landlord may (but need not) collect rent from the assignee. If the Demised Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may (but need not), after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant hereunder, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease.

         13.02. Permitted Subletting. (a) Notwithstanding the foregoing provisions of this Article, Tenant may sublet all of the Demised Premises, but not less than all, to one subtenant, for occupancy and use as permitted by
Article 9, provided however, that Tenant shall first obtain the consent of Landlord, which consent shall not be unreasonably withheld or delayed. The consent by Landlord to such subletting shall not in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any further subletting.*

                  (b) If Tenant shall have a bona fide intention to sublet the Demised Premises, as stated above, it shall first notify Landlord of such fact and of the terms of Tenant's proposed subrental and other terms of subletting, and:

                           (i) If Tenant intends to sublet the Demised Premises,
                  then, and in such event, Landlord shall have the option, exercisable by notice within 30 days after the date of Tenant's notice, to elect to cancel this lease, effective as of 4 months from the last day of the month in which Landlord shall have given such notice. Upon any such cancellation of this lease by Landlord, Tenant shall have no further obligations to Landlord with respect to this lease except for obligations accrued up to the date of cancellation.

                           (ii) If Landlord shall not have elected to cancel as
                  aforedescribed, and if within a period of 4 months from the date of Tenant's notice, Tenant has not requested Landlord's consent to a specific subletting, then the provisions of this Article requiring Tenant to give notice to Landlord of intended subletting, and any of Landlord's rights to elect, shall again prevail.

                           (iii) If Landlord shall not exercise the
                  option to cancel this lease, Tenant may actively seek to obtain an appropriate subtenant, and Tenant shall submit (x) the name and address of such proposed subtenant, (y) reasonably satisfactory information as to the nature and character of the business of the proposed subtenant, and as to the proposed nature of its proposed use of the space, and (z) banking, financial and other information relating to the proposed subtenant reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed subtenant.

                           (iv) In determining whether or not to consent to a
                  proposed subletting, Landlord may take into consideration all relevant factors surrounding the proposed sublease, including the following:

                  a.       The business reputation of the proposed subtenant.

                  b. The nature of the business and the proposed use of the Demised Premises by the proposed subtenant.

                  c.       The financial condition of the proposed subtenant.

                  d. Restrictions contained in leases of other tenants of the Building (but said restrictions shall not prohibit the use of the Demised Premises specified in Article 9).

         13.03. Profits. If such proposed subletting is effected by Tenant, Tenant shall pay to Landlord a sum equal to 50% of (i) any rent or other considerations paid to Tenant by any subtenant less expenses of such subleasing (including but not limited to brokerage commissions and costs of improvements) in excess of the rent allocable to the subleased space which is then payable by Tenant to Landlord pursuant to the terms hereof, and (ii) any other profit or gain realized by Tenant from any such subletting. All sums payable hereunder by Tenant shall be payable to Landlord upon receipt thereof by Tenant. Notwithstanding the foregoing, at the option of the holder of any mortgage encumbering the Building, this Section shall be inapplicable during any period that such holder is Landlord hereunder.

         13.04. Advertising; Listing. Tenant shall not advertise its space for subletting at a rental rate lower than the greater of the then comparable rental rate for such space in the Town of Orangetown or the rental rate under this lease for such space. When Landlord or an affiliate of Landlord has other, equivalent space available for leasing by Landlord or an affiliate of Landlord, Tenant shall not sublet all or any portion of the Demised Premises to an occupant of any space in the Building or to any party which has negotiated with Landlord or an affiliate of Landlord for space during the 9 months immediately preceding Tenant's request for Landlord's consent.

         13.05. Prior to Commencement Date. Tenant may not exercise its rights under this Article prior to the Commencement Date.

         13.06. Delivery of Sublease Requirement. No sublease of the Demised Premises shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of sublease (containing the provisions required by Section 13.07) and any accompanying documents. Any such sublease shall be subject and subordinate to this lease.

         13.07. Sublease Requirement. All subleases shall (i) be expressly subject to all of Tenant's obligations hereunder, (ii) provide that the sublease shall not be assigned, encumbered or otherwise transferred, that the premises thereunder shall not be further sublet by the sublessee, in whole or in part, and that the sublease shall neither suffer nor permit any portion of the sublet premises to be used or occupied by others without the prior consent of Landlord in each instance and (iii) contain substantially the following provision:

                  "In the event a default under any superior lease of all or any portion of the premises demised hereby results in the termination of such superior lease, this lease shall, at the option of the lessor under any such superior lease, remain in full force and effect and the tenant hereunder shall attorn to and recognize such lessor as landlord hereunder and shall promptly upon such lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. The tenant hereunder hereby waives all rights under any present or future laws or otherwise to elect, by reason of the termination of such superior lease, to terminate this sublease or surrender possession of the premises demised hereby."

         13.08. Liability for Subtenant. Tenant shall remain fully responsible and liable for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of Tenant hereunder and any such violation shall be deemed a violation by Tenant. Tenant shall pay Landlord on demand any reasonable expenses incurred by Landlord in acting upon any request for consent to subletting pursuant to this Article.

         13.09. Indemnification Against Brokers. Whether or not Landlord shall give its consent to any proposed sublease, Tenant shall indemnify, defend and save harmless Landlord against and from any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including reasonable attorney's fees) resulting from any claims that may be made against Landlord by the proposed sublessee, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed or final sublease.*

         13.10. Permitted Assignment. Anything in this Section or this lease to the contrary notwithstanding, Landlord consents to the assignment or sublease of this lease to any entity controlling, controlled by or under common control with Tenant, or to any entity into which Tenant may be merged or consolidated, or any person or entity which is a successor to the business of Tenant, by purchase thereof or by arrangement effected pursuant to any law or regulatory agency action having or asserting such authority (provided such merger, consolidation or purchase is for a valid business purpose and not principally for the purpose of transferring the leasehold estate created hereby), and provided that (i) the successor to Tenant resulting from the merger, consolidation or purchase is a bona fide entity, (ii) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the greater of the net worth of Tenant as of the date of this lease, and (iii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 30 days prior to the effective date of the transaction. No such assignment or sublease of this lease shall be valid or binding upon Landlord unless the Tenant shall have complied with the provisions of this Section and this Article 13. In the case of an assignment, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in recordable form, whereby the assignee agrees unconditionally to be bound by and perform all the obligations of Tenant hereunder then accrued and thereafter accruing and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments. The failure or refusal of the assignee to execute, acknowledge or deliver such an agreement shall not release the assignee from its liability for the performance of the obligations of Tenant hereunder assumed by acceptance of the assignment of this lease.*

                                   ARTICLE 14

                              Compliance with Laws

         14.01. Notice and Compliance With Laws. Tenant shall give prompt notice to Landlord of any written notice it receives of the violation of any law or requirement of public authority affecting the Demised Premises or the Buildings, and (subject to Section 14.02) at its expense shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use or occupancy thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's manner of use of Demised Premises, (ii) breach of any of Tenant's obligations hereunder, (iii) the manner of conduct of any business of Tenant or operation of its installations, equipment or other property in the Demised Premises, or (iv) any cause or condition created by or at the instance of Tenant or its invitees.*

         14.02. Contest. Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord), contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

                  (a) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such contest (and any non-compliance in connection therewith), including reasonable attorneys' fees and other expenses incurred by Landlord, and shall furnish such bond or other security as may be required pursuant to the requirements of any mortgage affecting the Real Property or Demised Premises; and

                  (b) Tenant shall keep Landlord advised as to the status of such proceedings.

Tenant need not comply with any law or requirement of public authority so long as Tenant shall be so contesting the validity or applicability thereof to the Demised Premises in accordance with this Section , provided that (v) noncompliance shall not constitute a crime or an offense on the part of Landlord or any shareholder, member, partner, agent or officer of Landlord punishable by fine or imprisonment, (w) neither Landlord nor any shareholder, member, partner, agent or officer of Landlord shall be subjected to civil complaint, (x) no part of the Buildings shall be in danger of being condemned or vacated by reason of noncompliance or otherwise by reason of such contest, (y) such noncompliance shall not cause either a violation of the Certificate(s) of Occupancy for the Buildings or of any licenses or permits issued for the Buildings or a violation to be noted or issued against the Buildings, and (z) title to the Demised Premises, the Real Property and/or the Buildings is not adversely affected by reason of such contest.

                                   ARTICLE 15

                                    Insurance

         15.01. Tenant's Requirements. Tenant covenants to provide prior to entry upon the Demised Premises and to keep in full force and effect during the period prior to the commencement of the term during which Tenant shall enter upon and occupy any portion of the Demised Premises for any purpose, and throughout the term of this lease, at its own cost, and with responsible insurance companies of recognized standing, authorized to do business in the State of New York and approved by Landlord, (i) public liability and property damage insurance, written on an occurrence basis, to afford protection in an amount not less than $2,500,000 combined single limit for personal injury, death and property damage arising out of any one occurrence, protecting Landlord and Tenant against any and all claims for personal injury, death or property damage occurring in, upon or adjacent to the Demised Premises and any part thereof, or arising from, related to, or in any way connected with the conduct and operation of Tenant's use, or occupancy, of the Demised Premises, which insurance shall name Landlord (and, at Landlord's request, Landlord's mortgagees) as additional insureds, (ii) workers' compensation insurance covering all persons employed by Tenant or its contractors in connection with any work performed by or for Tenant, and (iii) plate glass insurance covering exterior plate glass in the Demised Premises, if any. All of Tenant's insurance shall be in form satisfactory to Landlord and shall provide that it shall not be subject to cancellation, termination or change except after at least 30 days' prior written notice to Landlord. All such policies or duly executed certificates for the same (in both instances with satisfactory evidence of the payment of the premium therefor) shall be deposited with Landlord not less than 30 days prior to the day such insurance is required to be in force and upon renewals of said policies not less than 30 days prior to the expiration of the term of such coverage. Landlord shall have the right at any time and from time to time during the term hereof on not less than 30 days notice to Tenant to require that Tenant increase the amount and/or types of coverage required to be maintained under this Article to the amounts and/or types of coverage then generally required of tenants in first class office buildings the New York City metropolitan area. The minimum limits of liability insurance required pursuant to clause (i) of this Section shall in no way limit or diminish Tenant's liability under Section 28.02 hereof.

         15.02. Blanket Policies. The insurance required to be provided by Tenant hereunder may be effected by "umbrella" policies. Any such policy or policies shall, as to the Premises, otherwise comply as to endorsements and coverage, with the provisions of this Article.

         15.03. Tenant's Compliance. Tenant shall not commit or permit any violation of the casualty and rent insurance policies carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Demised Premises, which, in case of any of the foregoing (i) could result in termination of any of such policies, (ii) could adversely affect Landlord's right of recovery under any such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Building or property of Landlord therein in amounts reasonably satisfactory to Landlord and its mortgagees, in compliance with the requirements of insurance bodies. If any such action by Tenant, or any failure by Tenant either to comply with the requirements of insurance bodies with respect to the Demised Premises or to perform any of Tenant's obligations hereunder, or any use of the Demised Premises by Tenant (whether or not permitted under Article 9) shall result in the cancellation of any such insurance or an increase in the rate of premiums payable with respect to such policies carried by Landlord, Tenant shall indemnify and hold Landlord harmless against any loss which would have been covered by such insurance and reimburse Landlord for the resulting additional premiums which shall thereafter be paid by Landlord. Tenant shall make such reimbursement within 30 days after the receipt of notice from Landlord that such additional premiums have been paid by Landlord, without limiting Landlord's rights under Articles 32, 33 and 34.

         15.04. Waiver of Subrogation. Landlord and Tenant shall procure a clause in, or endorsement on, each of their policies for fire or extended coverage insurance covering the Demised Premises or personal property, fixtures or equipment located therein, pursuant to which the insurance company waives subrogation or consents to a waiver of right of recovery against the other party. Landlord and Tenant agree not to make claims against, or seek to recover from, the other party for loss or damage to its property or property of others covered by such insurance. To the extent Tenant shall be a self-insurer, Tenant waives the right of recovery, if any, against Landlord, its agents and employees, for loss, damages or destruction of Tenant's property.*

                                   ARTICLE 16

                                     Parking

         16.01. Parking.

         (a) Throughout the term, so long as Tenant shall have performed all of the agreements on Tenant's part to be performed, Landlord shall make available to Tenant the following number of parking spaces, on a non-exclusive basis:

         ten (10) spaces for executive cars, which shall be reasonably close to an entrance to the Building.

         sixty (60) spaces for employee cars, which shall be not more than 500 yards from an entrance to the Building, unless otherwise provided for herein.

         If Tenant or its invitees use more than the specified number of spaces set forth above, then after five days notice from Landlord, Tenant shall, at the option of Landlord, either (i) pay Landlord's then current charge per month for each additional space used for each month during which such excess use takes place (even if for less than the full month) (as of the date of this lease, Landlord's current monthly charge is $40.00 per space), or (ii) cease and desist immediately from using said additional spaces. If Landlord selects the first of such options, Landlord may revoke such choice on 30 days notice.

         (b) As necessary, Landlord shall (between 7:00 a.m. and 10:00 p.m. on business days), light, clean, remove snow from and otherwise maintain, the parking area. Tenant shall be responsible for repairing damage to the parking areas caused by Tenant or its invitees. Landlord shall not be obligated to remove snow unless the accumulation exceeds three inches. In no event shall Landlord be obligated to remove snow from areas obstructed by parked vehicles at the time Landlord's equipment is servicing such areas.

         (c) Tenant shall require its invitees to park only in areas designated by Landlord, and not to obstruct the parking areas of other tenants. Tenant shall, upon request, furnish to Landlord the license numbers of the automobiles operated by Tenant, its executives and other employees. Landlord may use any lawful means to enforce the parking regulations established pursuant to Article 38, including, but not limited to, the towing away of improperly parked or unauthorized cars and pasting of warning notices on car windows and windshields.

         (d) Landlord may temporarily close any parking area in order to make repairs or changes, to prevent the acquisition of public rights, or to discourage unauthorized parking. Landlord may do such other acts in and to such areas as, in its judgment, may be desirable to improve same.

         (e) The parking areas for trucks and delivery vehicles in front of loading areas (if any) adjacent to the Buildings are not to be used by Tenant or its invitees, as parking spaces, unless otherwise directed by Landlord. Such loading areas are provided solely for the loading and unloading of Tenant's goods and no vehicles may be parked in such areas longer than necessary, in Landlord's reasonable judgment, for the efficient discharge of such purposes. In no event shall access to any loading area be blocked for more than 15 minutes.

         (f) Neither Tenant nor its invitees shall park automobiles, trucks or other motor vehicles overnight within the parking areas.

                                   Article 17

                                Tenant's Changes

         17.01. Permitted Changes. After completion of the initial preparation of the Demised Premises as provided for in Article 7, Tenant may, at any time and from time to time during the term of this lease, at its expense, make or have made such other alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called "changes" and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises, but not structural alterations, additions or changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, provided that:

                  (a) the outside appearance of the Building, or the strength of the Building or of any of its exterior walls, supporting beams, columns, floor slabs, foundations or elevator systems is not adversely affected;

                  (b) no Tenant's Changes shall operate to reduce the Rentable Area of the Demised Premises or the value of the Buildings;

                  (c) no Tenant's Changes shall adversely affect (or increase the cost of) any service required to be furnished by Landlord to the Demised Premises or to any other portion of the Buildings;

                  (d) in performing the work involved in making such changes, Tenant shall be bound by and observe all applicable conditions and provisions contained in Sections 7.02(b), 7.03 and 7.04 as if such changes were included in the initial preparation of the Demised Premises;

                  (e) in the case of any Tenant's Changes, other than decorations, Tenant shall give notice to Landlord, including general plans and specifications (if any) for such Tenant's Changes, at least 20 days before the work of making such Tenant's Changes shall commence;

                  (f) if the reasonably anticipated cost of any Tenant's Change or series or group of proposed Tenant's Changes intended to be made at or about the same time shall be $50,000 or more ("Substantial Change"), or if any Tenant's Change shall include a change which under the provisions of the applicable governmental Building Code then in effect requires an alteration permit, Tenant, prior to commencement of such change, shall obtain consent thereto from Landlord; Landlord agrees that its consent shall not be unreasonably withheld or delayed, but Tenant agrees that any such consent may be upon condition that upon the expiration or earlier termination of this lease, Tenant shall restore the Demised Premises to the condition in which it would be if the change in respect of which the consent is required had not been made; it is agreed that Landlord shall be deemed to be acting reasonably in refusing to give any such consent if the making of such change would constitute a default under a mortgage encumbering the Land or Building;*

                  (g) if because of the nature of any Tenant's Change, compliance with any provisions of a mortgage encumbering the Land or Building is required, Tenant at its own expense, shall comply therewith; and

                  (h) in connection with any Tenant's Changes, Tenant shall, at its own cost and expense, obtain such permits and certificates as shall be required under the applicable governmental Building Code then in effect, and all other permits and certificates of any other governmental authority having jurisdiction over the Building.

         17.02. Substantial Changes. Each Substantial Change shall be made under the supervision of an architect or engineer selected

(and paid) by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. Each Substantial Change shall be made in accordance with detailed plans and specifications prepared by an architect or engineer designated (and paid) by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed. Copies of all such plans and specifications shall be delivered by Tenant to Landlord, and shall be subject to the advance approval of Landlord, which approval shall not be unreasonably withheld or delayed. If any plans and/or specifications are prepared in connection with any Tenant's Change, Tenant shall furnish copies thereof to Landlord.*

         17.03. Substantial Changes in Excess of $100,000. If the estimated cost of any proposed Tenant's Change shall be $100,000 or more or if the estimated aggregate cost of any series or group of proposed Tenant's Changes intended to be made at or about the same time shall be $100,000 or more, Tenant shall, at its sole cost and expense and before commencing same, furnish to Landlord (and the holder of any mortgage affecting the Land or Building, if therein required)
(i) a surety company bond, issued by a surety company approved by Landlord, which approval shall not be unreasonably withheld or delayed (and the holder of any such mortgage where required), in an amount at least equal to the estimated cost of such change, or the estimated collective cost of such group of permitted changes, as the case may be, or (ii) other security satisfactory to Landlord (and the holder of any such mortgage where required), in each case guaranteeing to Landlord (and the holder of any such mortgage where required) the fully paid completion of the proposed change, or proposed permitted changes, as the case may be, within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale and other claims and charges, and in accordance with any plans and specifications therefor approved by Landlord (and the holder of any such mortgage where required).*

         17.04. Restricted Changes. Except as provided in this Article, Tenant shall not have any right to make any changes in the Demised Premises without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary herein, Tenant may make changes in the Demised Premises that are decorative in nature, provided that such decorative changes are not considered Substantial Changes.*

                                   ARTICLE 18

                                Tenant's Property

         18.01. Tenant's Property. Tenant's Property shall be and shall remain the property of Tenant, may be removed by it at any time during the term of this lease so long as Tenant shall not be in default hereunder and shall be in possession of the Demised Premises. Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Buildings resulting from such removal.

         18.02. Abandonment of Tenant's Property. Any of Tenant's Property which shall remain in the Demised Premises following the expiration or earlier termination of the term of this lease and the removal of Tenant from the Demised Premises, may, at the option of Landlord, be deemed to have been abandoned and either may be retained by Landlord as its property or be disposed of by Landlord at Tenant's expense, without accountability to Tenant, in such manner as Landlord may see fit, subject to the reimbursement provisions of Section 18.05. Tenant's failure to remove any of Tenant's Property from the Demised Premises after the expiration or earlier termination of the term of this lease shall not be construed to create a holding over by Tenant.

         18.03. Leasehold Improvements. All leasehold improvements at any time constructed or installed in the Demised Premises, except as hereinafter otherwise provided, shall remain in the Demised Premises upon the expiration or sooner termination of the term of this lease. All leasehold improvements which Tenant is required to remove under the following sentence, shall be removed by Tenant without damage to the Demised Premises and Buildings and in the event any damage is caused by such removal, the damage shall be repaired by Tenant at Tenant's expense. If any alteration which shall require the Landlord's consent or approval is an item which is not a customary leasehold improvement, such as (for illustrative purposes only) a raised computer floor, supplemental HVAC system, private elevator, vault, internal stairway or private lavatory, then unless Landlord shall give written notice to Tenant to the contrary at the time it grants consent or approval for the alteration, Landlord will require removal of said alteration by Tenant at the expiration or sooner termination of the term of this lease.

         18.04. End of Term. Upon the expiration or sooner termination of the term of this lease, Tenant shall quit and surrender possession of the Premises, broom clean and dry, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove Tenant's Property from the Premises and repair any damage caused by such removal. All leasehold improvements which Tenant is required to remove shall be removed by Tenant, and any damage caused by such removal shall be repaired by Tenant at Tenant's expense.

         18.05. Removal by Landlord. In the event Tenant fails to (i) remove any item of Tenant's Property or any leasehold improvement or alteration it is required to remove, or (ii) repair damage caused by such removal, then Landlord may effect such removal and repair, and Tenant shall pay Landlord's costs for such removal and repair, such obligation to survive the expiration or sooner termination of the term of this lease.

                                   ARTICLE 19

                                Tenant's Repairs

         19.01. Tenant's Required Repairs. Tenant shall, at its own expense, take good care of the Demised Premises, and shall be responsible for replacement of all fluorescent tubes, starters and light bulbs installed in the Demised Premises. Tenant, at its expense shall make all repairs, including structural repairs, in the Demised Premises and the Buildings as shall be required by reason of the negligence or other improper conduct of Tenant or its invitees. In addition to the foregoing, Tenant shall, at Tenant's expense, keep in good order and condition all installations, alterations and additions in the Demised Premises comprising Tenant's Property (including Tenant's pneumatic tubes, conveyors, mail chutes and air-conditioning equipment installed by or at the expense of Tenant) and make all repairs thereto, ordinary or extraordinary, structural or otherwise, foreseen or unforeseen, as from time to time may be necessary, whether or not such repairs are or shall be made necessary by reason of fault or neglect on the part of Tenant.

         19.02. Windows. Tenant shall not clean the exterior side of any window in the Demised Premises or require, permit or allow it to be cleaned, from the outside, in violation of any law or requirement of public authority.

         19.03. Damage to Building. All damage to the Buildings caused by Tenant in moving property into or out of the Building or in installing or removing furniture, equipment or fixtures shall promptly be repaired by Tenant at its expense. If Tenant permits consumption of food in the Demised Premises, Tenant, at its expense, shall employ the regular services of an exterminator to keep the Demised Premises and Buildings free of vermin occasioned by such consumption.

                                   ARTICLE 20

                    Landlord's Repairs, Maintenance, Cleaning

         20.01. Landlord's Obligations. Landlord, at its expense, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities, in working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for items installed by or for Tenant at Tenant's expense and except for those repairs for which Tenant is expressly responsible pursuant to any other provisions of this lease.

         20.02. Cleaning. (a) Provided that Tenant shall keep the Demised Premises in good order, Landlord shall cause the Demised Premises to be cleaned in accordance with the provisions of the Cleaning Specifications annexed hereto and made part hereof. Tenant shall provide Landlord with unrestricted access to the interior of all windows within the Demised Premises, as a condition precedent to Landlord's obligation to clean same.

                  (b) Tenant shall pay to Landlord, within 30 days after demand, the costs and expenses incurred by Landlord as a result of (i) cleaning performed by or for the account of Landlord in the Demised Premises, the Buildings or on the Land, necessitated by (v) misuse or neglect on the part of Tenant or its invitees, (w) use of any portion of the Demised Premises for preparation, serving or consumption of food or beverages, reproducing operations, private lavatories or other special purposes requiring greater or more difficult cleaning work than that normally associated with office areas,
(x) interior glass surfaces, (y) non-building standard materials or finishes installed by Tenant or at its request, or (z) increases in frequency or scope of any of the items set forth in the Cleaning Specifications as shall have been requested by Tenant and provided by Landlord, and (ii) removal from the Demised Premises, the Buildings or Land of (y) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated daily in the routine or ordinary business office occupancy, or (z) all of the refuse and rubbish of Tenant's machines and eating facilities requiring special handling. Tenant shall provide Landlord, its contractors and their employees with free access to the Demised Premises during hours other than regular business hours, together with the use of Tenant's lights, electricity and water, all as may be required for the purpose of cleaning the Demised Premises.

         20.03. Extraordinary Refuse. Extraordinary waste (such as crates, cartons, boxes and used furniture and equipment) shall be removed from the Buildings by Landlord, at Tenant's cost and expense. At no time shall Tenant place any waste of any kind in any public area. Anything placed in a public area by Tenant shall be deemed abandoned and of no value to Tenant, and Landlord may have same removed and disposed of, and the cost thereof shall be paid by Tenant to Landlord, within 30 days after submission of a statement therefor, without limiting Landlord's rights under Articles 32, 33 and 34.

         20.04. Quality of Repairs. All repairs to be made by Tenant pursuant to this lease shall be of first-class quality and workmanship comparable to the repairs made to the balance of the Building. If Tenant shall fail to commence any required repairs within a reasonable time, or in any event within fifteen days after service of a notice by Landlord requesting such repairs, or after commencing such repairs shall fail to complete them with reasonable diligence, Landlord may (but shall not be obliged to) make or complete such repairs at the expense of Tenant.*

         20.05. Required Changes. If at any time during the term of this lease there is imposed upon Landlord by any governmental authority having jurisdiction, any obligation or requirement to perform any structural or non-structural alteration, change or improvement (collectively, "changes") to the Buildings which changes are not required to be performed by Tenant pursuant to any provision of this lease, Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of all costs and expenses incurred by Landlord in performing such changes. Such payment by Tenant shall be due to Landlord within 30 days after rendition of a bill therefor, accompanied by a statement setting forth the changes performed by Landlord.

                                   ARTICLE 21

                                   Electricity

         21.01. General. (a) Electricity shall be supplied to the Demised Premises during the term in accordance with the provisions of paragraph 21.02 of this Article. However, at any time and from time to time during the term hereof, provided it is then permissible under the provisions of laws and requirements of public authorities, Landlord shall have the option to have electricity supplied to the Demised Premises in accordance with either paragraph 21.03 or 21.04 of this Article.

                  (b) For the purposes of this Article:

                  (i) The term "Electric Rate" shall mean the Service Classification pursuant to which Landlord purchases electricity from the utility company servicing the Building,

provided, however, at no time shall the amount payable by Tenant for electricity be less than Landlord's Cost per Kilowatt and Cost per Kilowatt Hour (as such terms are hereinafter defined), and provided further that in any event, the Electric Rate shall include all applicable surcharges, and demand, energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof.*

                  (ii) The term "Cost per Kilowatt Hour" shall mean the total cost for electricity charged by the utility servicing the Building to Landlord to service the Building during a particular time period (including all applicable surcharges, and energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof) divided by the total kilowatt hours purchased by Landlord during such period.*

                  (iii) The term "Cost per Kilowatt" shall mean the total cost for demand charged by the utility servicing the Building to Landlord to service the Building during a particular time period (including all applicable surcharges, demand, and time of day charges (if any), taxes and other sums payable in respect to thereof) divided by the total kilowatts purchased by Landlord during such period.*

         21.02. Rent Inclusion. (i) Landlord shall redistribute or furnish electricity to the Demised Premises on a "rent inclusion" basis in such reasonable quantities as may be required by Tenant to service Tenant's ordinary office equipment installed in the Demised Premises as of the Commencement Date. Tenant shall pay to

Landlord, on account, the annual sum of $1.50 per square foot of Rentable Area, which sum is included in the fixed rent as set forth in Article 3.01(a) ("Electric Rent"). At any time during the term, Landlord, at Tenant's sole cost and expense, may cause an independent electrical engineer or electrical consulting firm selected by Landlord (hereinafter referred to as the "Engineer") to make a survey of Tenant's electrical equipment located in the Demised Premises, and the use thereof, to determine if the full value of electricity furnished to the Demised Premises exceeds the Electric Rent. If the value of such electricity (applying the Electric Rate to Tenant's usage) exceeds the Electric Rent, Landlord shall furnish a copy of said survey to Tenant and Landlord shall adjust the Electric Rent and fixed rent in accordance with the survey and the Electric Rate, or Cost per Kilowatt and Cost per Kilowatt Hour in effect on the date hereof, as adjusted in accordance with Section 21.02 (iii) below. If Tenant disputes Landlord's survey, Tenant, at its sole cost and expense, may cause its own Engineer to conduct such survey, provided Tenant continues to pay the adjusted Electric Rent until such dispute is resolved. The parties agree that in the event such dispute can not be resolved between the parties, such dispute shall be submitted to binding arbitration to the American Arbitration Association office nearest the Building.*

                  (ii) If, on the Commencement Date or at any time during the term, Tenant desires to install in the Demised Premises equipment which would not be considered ordinary office equipment, including, but not limited to, items such as copier machines, computer installations or supplemental air-conditioning systems, or other heat or cooling intensive electrically operated equipment, Tenant shall submit to Landlord a list indicating the specific type of additional equipment, and the number, type and model of each item of equipment to be installed, as well as the manufacturer's electrical rating associated with same. If Landlord consents to the installation of such additional equipment, Landlord, at Tenant's cost and expense, subsequent to or simultaneously with the installation thereof, may either (a) cause the Engineer to make a survey of such additional equipment in accordance with the provisions of Section 21.02(i) hereof, or (b) at Tenant's cost, install a submeter to record Tenant's consumption of and demand for electricity within the Demised Premises and in that event the provisions of Section 21.03 below shall apply.

                  (iii) If, at any time or times after the execution of this lease, the electric rate as published by the electric utility company servicing the Demised Premises ("Electric Schedule") shall be increased or decreased, then commencing with the Commencement Date and from time to time thereafter, the fixed rent and the Electric Rent shall be increased or decreased, as the case may be, by the percentage increase or decrease in the Electric Schedule. Notwithstanding anything herein to the contrary, under no circumstances shall the Electric Rent be less than the amount set forth in Section 21.02(i) hereof.

         21.03 Submetering. (i) Landlord may supply electricity to service the Demised Premises on a submetered basis (Landlord shall install such submeter(s) at its sole cost and expense), and Tenant in such event shall pay to Landlord, as additional rent, the sum of (y) an amount determined by applying the Electric Rate or, at Landlord's election, the Cost per Kilowatt Hour and Cost per Kilowatt, to Tenant's consumption of and demand for electricity within the Demised Premises as recorded on the submeter or submeters servicing the Demised Premises, and (z) Landlord's administrative charge of 8% of the amount referred to in clause (y) above, if and to the extent same is permitted by laws and requirements of public authorities (such combined sum being hereinafter called "Submeter Electric Rent"). Except as set forth in the foregoing clause (z), Landlord will not charge Tenant more than the Electric Rate or, at Landlord's election, the Cost per Kilowatt and Cost per Kilowatt Hour for the electricity provided pursuant to this paragraph. If, pursuant to paragraph (a) hereof, Landlord shall have elected to supply electricity to the Demised Premises in accordance with this paragraph, the fixed rent shall be decreased by the Electric Rent. At Landlord's request, Tenant agrees to execute a supplementary agreement modifying this lease to reflect the changes in the fixed rent resulting from such election.*

                  (ii) Where more than one submeter measures the electric service to Tenant, the electric service rendered through each submeter shall be computed and billed separately in accordance with the provisions hereinabove set forth.

                  (iii) Tenant shall pay to Landlord, on account of the Submeter Electric Rent payable pursuant to this Section 21.03, the annual sum of $1.50 per square foot of Rentable Area ("Estimated Submeter Electric Rent"), subject to the adjustments on the first day of each and every calendar month of the term (except that if the first day of the term is other than the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on the first day of the first full calendar month).

                  (iv) From time to time during the term, the Estimated Submeter Electric Rent may be adjusted by Landlord on the basis of either Landlord's reasonable estimate of Tenant's electric consumption and demand (if at any time the submeter(s) servicing the Demised Premises are inoperative) or Tenant's actual consumption of and demand for electricity as recorded on the submeter(s) servicing the Demised Premises, and, in either event, the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect. If Tenant disputes the Estimated Submeter Electric Rent, Tenant, at its sole cost and expense, may cause its Engineer to read the submeter(s) servicing the Demised Premises or reasonably estimate Tenant's electric consumption and demand (if at any time the submeter(s) servicing the Demised Premises are inoperative), provided Tenant pays the Estimated Submeter Electric Rent until such dispute is resolved. The parties agree that in the event such dispute can not be resolved between the parties, such dispute shall be submitted to binding arbitration to the American Arbitration Association office nearest the Building.*

                  (v) Subsequent to the end of each calendar year during the term of this lease, or more frequently if Landlord shall elect, Landlord shall submit to Tenant a statement of the Electric Submeter Rent for such year or shorter period together with the components thereof, as set forth in clause (i) of this Section 21.03 ("Submetered Electric Statement"). To the extent that the Estimated Submeter Electric Rent paid by Tenant for the period covered by the Submetered Electric Statement shall be less than the Submeter Electric Rent as set forth on such Submeter Electric Statement, Tenant shall pay Landlord the difference within 30 days after receipt of the Submeter Electric Statement. If the Estimated Submeter Electric Rent paid by Tenant for the period covered by the Submeter Electric Statement shall be greater than the Submeter Electric Rent as set forth on the Submeter Electric Statement, such difference shall be credited against the next required payment(s) of Estimated Submeter Electric Rent. If no Estimated Submeter Electric Rent payment(s) shall thereafter be due, Landlord shall pay such difference to Tenant.

                  (vi) For any period during which the submeter(s) servicing the premises are inoperative, the Submeter Electric Rent shall be determined by Landlord, based upon its reasonable estimate of Tenant's actual consumption of and demand for electricity, and the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

         21.04. Direct Meter. If Landlord discontinues furnishing electricity to the Demised Premises pursuant to Sections 21.02 or 21.03 and pursuant to the laws and requirements of public authorities, Tenant shall make its own arrangements to obtain electricity directly from the utility company furnishing electricity to the Building. The cost of such service shall be paid by Tenant directly to such utility company. Landlord shall permit its electric feeders, risers and wiring serving the Demised Premises to be used by Tenant, to the extent available, safe and capable of being used for such purpose. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to enable Tenant to obtain electricity of substantially the same quality and character, shall be installed by Landlord at Landlord's cost and expense.*

         21.05. Landlord's Statements and Bills. (a) Bills for electricity supplied pursuant to Sections 21.02 and 21.03 shall be rendered to Tenant at such times as Landlord may elect. Tenant's payments for electricity supplied in accordance with Sections 21.02 and 21.03 shall be due and payable within 30 days after delivery of a statement therefor, by Landlord to Tenant. If such bills are not paid within 30 days after the same are rendered, Landlord may, without further notice, discontinue the service of electricity to the Demised Premises without releasing Tenant from any liability under this lease and without Landlord or Landlord's agents incurring any liability for any damage or loss sustained by Tenant as the result of such discontinuance. If any tax is imposed upon Landlord's receipts from the sale of electricity to Tenant by laws and requirements of public authorities, Tenant agrees that, unless prohibited by such laws and requirements of public authorities, Tenant's Proportionate Share of such taxes shall be included in the bills of, and paid by Tenant to Landlord, as additional rent.

                  (b) Landlord's failure during the term to prepare and deliver any statements or bills under this Article, or Landlord's failure to make a demand under this Article, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any amount of additional rent which may become due pursuant to this Article. Tenant's liability for any amounts due under this Article shall survive the expiration or sooner termination of the term.

                  (c) Tenant's failure or refusal, for any reason, to utilize the electrical energy provided by Landlord, shall not entitle Tenant to any abatement or diminution of fixed rent or additional rent, or otherwise relieve Tenant from any of its obligations under this lease.

         21.06. Change of Service. If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer suitable for Tenant's requirements, or if there shall be a change, interruption or termination of electrical service due to a failure or defect on the part of the utility company, no such change, unavailability, failure or defect shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any payment from Landlord for any loss, damage or expense, or to abatement or diminution of fixed rent or additional rent, or otherwise relieve Tenant from any of its obligations under this lease, or impose any obligation upon Landlord or its agents. Landlord will use reasonable efforts to insure that there is no interruption in electrical service to Tenant, but in no event shall Landlord be responsible for any failures of the utility providing such service or the negligence or other acts of third parties causing any such interruption.*

         21.07. Additional Installations. (a) Tenant shall not make any electrical installations, alterations, additions or changes to the electrical equipment or appliances in the Demised Premises without prior written consent of Landlord in each such instance, which consent shall not be unreasonably withheld or delayed. Tenant shall comply with the rules and regulations applicable to the service, equipment, wiring and requirements of Landlord and of the utility company supplying electricity to the Building. Tenant agrees that its use of electricity in the Demised Premises will not exceed the capacity of existing feeders to the Building or the risers or wiring installations therein and Tenant shall not use any electrical equipment which, in Landlord's judgment, will overload such installations or interfere with the use thereof by other tenants in the Building. If, in Landlord's judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment or services, including additional ventilating or air-conditioning, the same shall be provided or installed by Landlord at Tenant's expense, which shall be chargeable and collectible as additional rent and paid within 30 days after the rendition to Tenant of a bill therefor.*

                  (b) If, after Landlord's initial installation work, (i) Tenant shall request the installation of additional risers, feeders or other equipment or service to supply its electrical requirements and Landlord shall determine that the same are necessary and will not cause damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants of the Building, or (ii) Landlord shall determine that the installation of additional risers, feeders or other equipment or service to supply Tenant's electrical requirements is necessary, then and in either of such events Landlord shall cause such installations to be made, at Tenant's sole cost and expense and Tenant shall pay Landlord for such installations, as additional rent, within 30 days after submission of a statement therefor.


                                   ARTICLE 22

                     Heat, Ventilation and Air-Conditioning

         22.01. Access and Repair. Landlord shall have free and unrestricted access to any and all heating, air-conditioning and ventilating equipment in the Demised Premises. The cost of maintaining said systems shall, except to the extent set forth in this Section and in Section 22.02, be deemed an Operating Expense. Any damage caused to the heating, air-conditioning and ventilating equipment, appliances or appurtenances as a result of the negligence of, or careless operation of the same by Tenant or its invitees, shall be repaired by Landlord and the cost and expense thereof shall be paid by Tenant, as additional rent, within 30 days after submission of a statement therefor, without limiting Landlord's rights under Articles 32, 33 and 34. Landlord shall have no maintenance or repair obligation as to heating, ventilating or air conditioning equipment installed by, or at the expense or direction of, Tenant.

         22.02. Tenant's Requirements. Landlord will not be responsible for the failure of the air-conditioning system if such failure results from the occupancy of the Demised Premises by more than an average of 1 person for each 150 square feet of Tenant's Rentable Area or if Tenant installs and operates machines and appliances the installed electrical load of which when combined with the load of all lighting fixtures exceeds 4 watts per square foot of Tenant's Rentable Area in any one room or other area. If the use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or the rearrangement, or partitioning after the initial preparation, of the Demised Premises, results in the interference with the normal operation of the air-conditioning in the Demised Premises, and as a result thereof changes in the air-condition system servicing the Demised Premises are needed, such changes shall be made by Landlord, at Tenant's request and at Tenant's expense, and shall be paid within 30 days after submission of a statement therefor.*

         22.03. Additional Tenant Requirements. Tenant shall keep all windows closed and lower and close window coverings when necessary because of the sun's position. Tenant agrees to cooperate fully with Landlord and to comply with all regulations and requirements Landlord may establish for the proper functioning and protection of the heating, air-conditioning and ventilating systems.

                                   ARTICLE 23

                            Landlord's Other Services

         23.01. Elevators. Landlord shall provide Tenant, in common with other tenants in the Building, passenger elevator service. If Landlord shall be obliged to repair, maintain or replace such elevators by reason of the negligence or other improper conduct of Tenant or its invitees, such work shall be performed at Tenant's expense; Tenant shall pay for such work, within 30 days after submission of a statement therefor, without limiting Landlord's rights under Articles 32, 33 and 34.

         23.02. Interruption of Services. Landlord reserves the right, without any liability to Tenant, to interrupt, curtail, suspend or stop any of Landlord's services to Tenant or the Demised Premises (including heat, ventilation, elevators, and water and such other services as may hereafter be undertaken by Landlord for Tenant) at such times as may be necessary, and for so long as may be reasonably required, by reason of the making of repairs or changes which Landlord is required by this lease to make or in good faith deems necessary. In each such case Landlord shall exercise reasonable diligence to effect restoration of service and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such interruption, curtailment, suspension or stoppage of any of Landlord's services. Before commencing any work required in connection with the foregoing, or any other work or repairs in the Demised Premises which would interfere with Tenant's use thereof, Landlord shall endeavor to notify Tenant of the need for and nature of the work and repairs and the manner in which and the length of time for which such work or the making of such repairs will affect the Demised Premises. Such notice with respect to the making of emergency repairs shall, if time permits, be given by telephone or in person to such representative of Tenant at the Demised Premises as Tenant may have designated to receive such notice. Except in the event of an emergency, Tenant may require Landlord to perform such work or make such repairs after Tenant's business hours if they would otherwise create a material interference with Tenant's use of the Demised Premises and can properly be accomplished at such time provided however, that if Landlord shall thereby incur any additional expense by reason of overtime work, Tenant shall reimburse Landlord for the amount thereof within 30 days after submission of a statement therefor.

                                   ARTICLE 24

                                 Tenant's Access

         24.01. Tenant's Access to Demised Premises. During the term of this lease Tenant may conduct its business in the Demised Premises on such days and hours as it may determine, and Tenant and its invitees at all times shall have 24 hour a day, seven days a week access to the Demised Premises, except in the case of emergency, by means of doorways, passageways, corridors, stairways, elevators, entrances and service entrances in the Building selected by Landlord and affording access to the Demised Premises. Notwithstanding the foregoing, Landlord may, during times other than regular business hours and regular business days, limit or restrict access to the Building and Demised Premises to all persons other than Tenant and employees and invitees specifically designated to Landlord by Tenant. Rules and procedures to be followed in order to gain access to the Building and Demised Premises may, from time to time, be established and amended by Landlord, and shall be complied with by Tenant, its employees and invitees.*

                                   ARTICLE 25

                                Landlord's Access

         25.01. Lines Through Demised Premises. Tenant shall permit Landlord to install, use and maintain additional utility and other pipes, ducts, lines, flues and conduit in the Demised Premises, provided:

                  (a) such installations shall be so located as to cause the least possible interference with the Tenant's use of the Demised Premises and the conduct of its operations therein, shall not unreasonably damage the appearance or materially reduce the floor area of the Demised Premises or affect Tenant's layout, in each case consistent with requirements of any laws and requirements of public authorities and insurance bodies if such installation is required by the aforesaid public authorities or insurance bodies;

                  (b) the installation shall be performed at such times and in such manner as to create the least practicable interference with Tenant's use of the Demised Premises and the conduct of its operations therein; and

                  (c) Landlord shall repair and restore all damage caused by such installations.

Where access doors are required for mechanical equipment in or adjacent to the Demised Premises, Landlord shall furnish and install such access doors and confine their location, wherever practicable, to closets, coat rooms, toilet rooms, corridors and kitchen or pantry rooms. Landlord and Tenant will cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

         25.02. Access to Demised Premises. Landlord and/or Landlord's agents shall have the right, upon request made to Tenant, or to a designated representative of Tenant at the Demised Premises, to enter and pass through the Demised Premises or any part or parts thereof during business hours (i) to examine the Demised Premises and to show them to the lessors of underlying or ground leases or mortgagees and to prospective purchasers, mortgagees or lessees of the Real Property, and (ii) for the purpose of performing such maintenance and making such repairs or changes in or to the Demised Premises or in or to the Building or its facilities as may be provided for or permitted by this lease or deemed necessary by Landlord for the benefit of the Demised Premises or other portions of the Building or as may be mutually agreed upon by the parties or as Landlord may be required to make by laws and requirements of public authorities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes or maintenance, without being deemed thereby to evict Tenant from the whole or any part of the Demised Premises. Landlord's rights under this Section shall be exercised in such manner (not involving any overtime expenses, unless Tenant shall agree to reimburse Landlord for such expenses as additional rent) as to create the least practicable interference with Tenant's normal conduct of its business in the Demised Premises.

         25.03. Access Upon Emergency. Landlord shall also have the right to enter on and pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by emergency circumstances affecting the Demised Premises or the Building. In such event, if practicable, Landlord or its agents shall be accompanied by a designated representative of Tenant or a member of the police, fire, water or other municipal department concerned or of a recognized protection company or of a public utility which is concerned.

         25.04. Access During Twelve Months. During the period of 12 months prior to the Expiration Date, Landlord may exhibit the Demised Premises to prospective tenants, during regular business hours, upon prior notification to Tenant.

                                   ARTICLE 26

                                     Shoring

         26.01. Access for Protection. If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Building or beneath the Building, Tenant, without liability on the part of Landlord, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem to be reasonably necessary to protect or preserve any of the walls or structures of the Building or surrounding lands from injury or damage and to support the same by proper foundations, pinning and/or underpinning, provided that such entry (except in the event of an emergency) shall be accomplished in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. The said license to enter the Demised Premises shall be granted by Tenant without any claim for damages or indemnity against Landlord, and Tenant shall not be entitled to any diminution of rent on account therefor.


                                   ARTICLE 27

                  Notice of Accidents, Fire, Damage and Defects

         27.01. Notice to Landlord. Tenant shall give prompt notice to Landlord of any of the following of which Tenant shall have knowledge: (i) any accident in or about the Demised Premises or the Building for which Landlord might be liable, (ii) all fires in the Demised Premises, and (iii) all damage to, or defects in, the Demised Premises (including the fixtures, equipment and appurtenances constituting part thereof), or in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

                                   ARTICLE 28

                 Landlord Not Liable, Indemnity and Exculpation

         28.01. No Liability of Landlord. Except for the negligence of Landlord, its agents or employees, Landlord and its agents shall not be liable for any damage to property of Tenant or others entrusted to employees of the Buildings, nor for the loss of or damage to any property of Tenant by theft or otherwise. Except for the negligence of Landlord, its agents or employees, Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow which may leak from any part of the Buildings or from the pipes, appliances or plumbing works of the same, or from any other place, or from dampness or any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in, upon or about said Buildings, or caused by operations in construction of any public or quasi-public work; nor shall Landlord be liable for any latent defect in the Buildings or Premises. If at any time any windows of the Demised Premises are temporarily or permanently closed, or bricked up for any reason whatsoever, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

         28.02. Tenant's Indemnification. Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents or employees by reason of any of the following occurring during the term, or during any period of time prior to the Commencement Date that Tenant may have acquired or been given access to or possession of all or any part of the Demised Premises: (i) any work or thing done in, on or about the Demised Premises or any part thereof by or at the instance of Tenant, or any of its invitees, (ii) any negligent or otherwise wrongful act or omission on the part of Tenant or any of its invitees,
(iii) any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof, or vault, passageway or space adjacent thereto caused by the negligence of Tenant or any of its invitees, and
(iv) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this lease on its part to be performed or complied with. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord, which approval Landlord shall not unreasonably withhold. Counsel selected by Tenant's insurance companies shall be deemed approved by Landlord.

         28.03. Exculpation. Tenant shall look solely to the estate and interest of Landlord, its successors and assigns, in the Building for the collection of any judgment (or other judicial process) recovered against Landlord based upon the breach by Landlord of any of the terms, conditions or covenants of this lease on the part of Landlord to be performed, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies under or with respect to either this lease, the relationship of landlord and tenant hereunder, or Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 29

                              Destruction or Damage

         29.01. Notice and Repair Obligation. Tenant shall give prompt notice to Landlord in case of fire or other casualty in or about the Demised Premises. If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, then, Landlord shall, subject to its rights as set forth in Section 29.03, repair the damage and restore and rebuild the Demised Premises and/or access thereto as nearly as may be reasonably practical to its condition and character immediately prior to such damage or destruction, with reasonable diligence after notice to it of the damage or destruction, which repair and restoration shall be limited to the extent of insurance proceeds received, subject to unavoidable delays and delays in the adjustment of insurance claims. In no event shall Landlord be required to repair or replace Tenant's furnishings, decorations and other moveable items in the Premises, or personal property of any type belonging to Tenant. Unless Landlord shall terminate this lease in accordance with Section 29.03, Tenant shall cooperate with Landlord's restoration by removing from the Premises as promptly as possible, all of Tenant's salvageable inventory and movable equipment, furniture and other property.

         29.02. Abatement of Rent. If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty not attributable to the fault, negligence or misuse of the Demised Premises or the Buildings by the Tenant or its invitees, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable, from the date of such damage or destruction to the date the damage shall be substantially repaired. Should Tenant reoccupy a portion of the Demised Premises during the period that the repair is in progress and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy to the date the Demised Premises are made tenantable.

         29.03. Termination Rights. In case the Demised Premises shall be rendered wholly unusable by reason of fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial renovation, reconstruction or demolition of the Building shall, in Landlord's opinion, be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty), or in the event Landlord's mortgagee(s) shall make claim to the proceeds of the casualty insurance maintained by Landlord, then Landlord may, at its option, terminate this lease and the term and estate hereby granted, by notifying Tenant of such termination, within 90 days after the date of such damage; such termination date shall be not more than 60 days after the giving of such notice. If at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 29.01, the holder of a mortgage or the lessor of a superior lease or any person claiming under or through the holder of such mortgage or the lessor of such lease takes possession of the Building through foreclosure or otherwise, such holder or lessor shall have a further period of 60 days from the date of taking possession to terminate this lease by appropriate notice to Tenant. Nothing contained in this Section shall relieve Tenant from any liability to Landlord in connection with any damage to the Demised Premises or the Buildings by fire or other casualty if Tenant shall be legally liable in such respect.*

         29.04. Termination Upon Casualty. In the event of the termination of this lease pursuant to the provisions of this Article, this lease shall expire as fully and completely on the date fixed in such notice of termination as if that were the date definitely fixed for the expiration of this lease, and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice, however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination. Any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

         29.05. Non-Liability of Landlord. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Buildings pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not to interfere unreasonably with Tenant's use and occupancy.

         29.06. Insurance on Tenant's Property. Landlord will not carry insurance of any kind on Tenant's Property or on any work in excess of building standard work and shall not be obligated to repair any damage thereto or replace the same. For purposes of this Article the term casualty damage, to the extent Landlord is responsible under this Article, shall not be deemed to include damage caused by vandalism, unknown cause or other act not normally covered under fire and extended coverage insurance policies applicable to office buildings in the New York City metropolitan area.

         29.07. Waiver of Statutory Protection. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

         29.08. Uncollectibility of Insurance. Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any underlying lease or the holder of any mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Buildings by fire or other cause, by reason of some action or inaction on the part of Tenant, or any of its invitees, then without prejudice to any other remedies which may be available against Tenant, the abatement of Tenant's rent provided for in Section 29.02 shall not be effective to the extent of the uncollected insurance proceeds.

                                   ARTICLE 30

                                  Condemnation

         30.01. Landlord's Rights to Award. In the event that the Real Property or any part thereof, shall be taken in condemnation proceedings or by the exercise or any right of eminent domain or by agreement between any superior lessors and lessees and/or Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand (collectively a "taking"), Landlord shall be entitled to collect from the condemnor the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

         30.02. Full Taking. If title to the whole or substantially all of the Real Property shall be subject to a taking, this lease shall terminate and expire on the date of such taking and the fixed rent and additional rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

         30.03. Partial Taking. If substantially all of the Real Property is not so taken and if only a part of the Demised Premises shall be so taken, this lease nevertheless shall continue in full force and effect, except that either party may elect to terminate this lease, if that portion of the Demised Premises then occupied by Tenant shall be reduced by more than 25%, by notice of such election to the other party given not later than 30 days after (i) notice of such taking is given by the condemning authority, or (ii) the date of such taking, whichever occurs later. Upon the giving of such notice this lease shall terminate on the date of service of such notice and the fixed rent and additional rent due and to become due, shall be prorated and adjusted as of the date of the taking. If both parties fail to give such notice upon such partial taking, and this lease continues in force as to any part of the Demised Premises not taken, (x) the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent and additional rent shall be reduced to the amount apportioned to the remainder of the Demised Premises, (y) the number of parking spaces allocated to Tenant pursuant to Section 16.01 shall be proportionately reduced and (z) the Tenant's Proportionate Share shall be recomputed to reflect the number of square feet of Tenant's Rentable Area remaining in the Demised Premises in relation to the Rentable Area remaining in the Real Property.

         30.04. Tenant's Rights to Award. Tenant shall not be entitled to appear, claim, prove or receive any award in the proceedings relating to any taking mentioned in this Article.

         30.05. Reconstruction. In the event of any taking which does not result in a termination of this lease, Landlord, at its expense, shall proceed with reasonable diligence to repair the remaining part of the Building and the Demised Premises to substantially the same condition as it was in immediately prior to such taking to the extent that the same may be feasible, so as to constitute a tenantable Building and Demised Premises, provided that Landlord's liability under this Section shall be limited to the amount received by Landlord as an award arising out of such taking, and Landlord shall have no liability or responsibility to repair Tenant's Property. Notwithstanding the foregoing, if the Demised Premises cannot be fully restored to substantially the same condition as it was immediately prior to such taking, Tenant may exercise its right to terminate this lease as set forth in Section 30.03.*

                                   ARTICLE 31

                             Surrender and Holdover

         31.01. Surrender. On the Expiration Date, or upon any earlier termination of the term of this lease, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear, damage or destruction by fire or other casualty or the elements, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease.

         31.02. Holdover. Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or sooner termination of the term of this lease. Tenant agrees it shall indemnify and save Landlord harmless against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, resulting from delay by Tenant in so surrendering the Demised Premises, including any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to surrender possession of the Demised Premises on a timely basis as aforesaid will be extremely substantial, will exceed the amount of fixed rent and additional rent theretofore payable hereunder and will be impossible of accurate measurement. Tenant, therefore, agrees that if possession of the Demised Premises is not surrendered to Landlord on the date of expiration or sooner termination of the term of this lease, then Tenant agrees to pay to Landlord as liquidated damages for each month and for any portion of a month during which Tenant holds over in the Demised Premises after expiration or termination of the term of this lease, a sum equal to 200% of the average fixed rent and additional rent which was payable per month under this lease during the last three months of the term hereof. Such liquidated damages shall not limit Tenant's indemnification obligation with respect to claims made by any succeeding tenant founded upon Tenant's failure or refusal to surrender the Premises to Landlord at the expiration or sooner termination of the term of this lease. Nothing contained herein shall be deemed to authorize Tenant to remain in occupancy of the Demised Premises after the expiration or termination of the term of this lease.

                                   ARTICLE 32

                            Conditions of Limitation

         32.01. Prior to Term. If at or before the commencement of the term of this lease:

                  (a) Tenant (or any guarantor of Tenant's obligations under this lease) shall file a petition commencing a voluntary case under the Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under similar law, or file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any state insolvency law or any similar state law;

                  (b) An involuntary case against Tenant (or any guarantor of Tenant's obligations under this lease) as debtor is commenced by a petition under the Bankruptcy Code (Title 11 of the United States
         Code), as now or hereafter in effect, or under similar law, or a petition or answer proposing the adjudication of Tenant (or any guarantor of Tenant's obligations under this lease) as a bankrupt or its reorganization pursuant to any state insolvency law or any similar state law shall be filed in any court and shall not be dismissed, discharged or denied within 60 days after the filing thereof, or if Tenant (or any guarantor of Tenant's obligations under this lease) shall consent or acquiesce in the filing thereof;

                  (c) A custodian, receiver, United States Trustee, trustee or liquidator of Tenant or of all or substantially all of Tenant's property (or any guarantor of Tenant's obligations under this lease) or of the Demised Premises shall be appointed in any proceedings brought by Tenant; or if any such custodian, receiver, United States Trustee, trustee or liquidator shall be appointed in any proceedings brought against Tenant and shall not be discharged within 60 days after such appointment or if Tenant shall consent to or acquiesce in such appointment; or

                  (d) If Tenant shall generally not pay Tenant's debts (or the guarantor of Tenant's obligations under this lease shall generally not pay its debts) as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

this agreement shall be deemed cancelled and terminated, in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Demised Premises, but Tenant shall remain liable for damages as provided in
Article 34.

         32.02. During Term. (a) If any of the events set forth in Section 32.01 occurs during the term of this lease, such term, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, shall terminate on such date as Landlord shall specify by notice to Tenant, with the same effect as if the date of termination were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 34.

                  (b) The term of this lease is subject to the further limitation that:

                  (i) Whenever Tenant shall default in the payment of any installment of rent or any other charge payable by Tenant to Landlord, on any day upon which the same is due, and such default shall continue for ten days after Landlord shall have given to Tenant a notice specifying such default;*

                  (ii) Whenever Tenant shall do, or permit to be done, whether by action or inaction, anything contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within 30 days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a situation which cannot with due diligence be cured within a period of 30 days, if Tenant shall not (y) within said 30-day period advise Landlord of Tenant's intention duly to institute all steps necessary to remedy such situation, and (z) duly institute within said 30-day period, and thereafter diligently prosecute to completion, all steps necessary to remedy the same;

                  (iii) Whenever Tenant shall desert and abandon the Demised Premises (whether the keys be surrendered or not and whether the rent be paid or not);

                  (iv) Whenever Tenant shall default in the timely payment of rent for two consecutive months or for a total of four months in any period of 12 months, notwithstanding the possibility that each of such defaults shall have been cured within the time period set forth in subparagraph (i); or

                  (v) Whenever Tenant shall default in the performance of any non-rental obligation imposed upon it hereunder more than more than three times in any period of 12 months, notwithstanding the possibility that each of such defaults shall have been cured within the time period set forth in subparagraph (ii);*

then in any of said cases set forth in the foregoing subparagraphs (i) through
(v), Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of five days from the date of service of such notice of intention, and upon the expiration of said five days the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall expire and terminate with the same effects as if the date of termination were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 34.

         32.03. Adequate Assurances. Without limiting any of the provisions of Articles 32, 33 or 34, if pursuant to the Bankruptcy Code of 1978, as the same may be amended, Tenant is permitted to assign this lease in disregard of the obligations contained in Article 13 hereof, Tenant agrees that adequate assurance of future performance by the assignee permitted under the Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year's fixed rent then reserved hereunder plus an amount equal to all additional rent payable under this lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, for the balance of the term of this lease as security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this lease, such consideration after deducting therefrom (i) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (ii) any portion of such consideration reasonably designated by the assigned as paid for the purchase of Tenant's property in the Demised Premises, shall be the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee.

                                   ARTICLE 33

                              Re-Entry by Landlord

         33.01. Re-Entry; Summary Proceedings. If Tenant shall default in the payment of any installment of rent or any other charge payable by Tenant to Landlord, and if such default shall continue for five days, or if the term of this lease shall be terminated as in Article 32 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter", as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 32 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action under any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the rent and any other charge payable by Tenant to Landlord up to the time of such termination or re-entry, as the case may be, and shall also pay to Landlord damages as provided in Article 34.

         33.02. Remedies Cumulative. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which

Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         33.03. Retention of Funds. If the term of this lease shall be terminated under the provisions of Article 32, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any rent or other charge due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 34 or pursuant to law.

                                   ARTICLE 34

                                     Damages

         34.01. Damages. Tenant covenants and agrees that if the term of this lease shall be terminated under the provisions of Article 32, or if Landlord shall re-enter the Demised Premises under the provisions of Article 33, or in the event of the termination of the term of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                  (a) a sum which at the time of such termination or at the time of such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of: (i) the aggregate of the rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination or re-entry) for the period commencing with the date of such termination or re- entry, as the case may be, and ending with the Expiration Date had the term of this lease not been so terminated or had Landlord not so re-entered the Demised Premises, over (ii) the aggregate rental value of the Demised Premises for the same period; both discounted to the date of such termination or re-entry, as the case may be, at the rate of 10% per annum compounded quarterly; or

                  (b) sums equal to the rent payable hereunder which would have been payable by Tenant had the term of this lease not been terminated, or had Landlord not re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date; Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease; Landlord may grant concessions of free rent and Landlord, at its option, may make such alterations and decorations in the Demised Premises as Landlord considers advisable and necessary for the purpose of re- letting the Demised Premises, and the granting of such concessions and/or making of such alterations and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid provided however, that if Landlord shall re-let the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating the term of this lease and in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, attorneys' fees and all other expenses properly chargeable against the Demised Premises and the rental therefrom it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this lease. In no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this Article to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

In the event of a default by Tenant in its obligations under this lease, beyond applicable grace periods, if any, in addition to Landlord's other rights and remedies, there shall be immediately payable by Tenant to Landlord, as additional rent, the amount of all of the following which are incurred, granted or assumed by Landlord in connection with the lease: all rent concessions, free rent, rent credits, contributions or payments by Landlord with respect to work or improvements performed in the Demised Premises, and/or obligations expenses and liabilities of Tenant assumed or paid for by Landlord in consideration of Tenant's entering into this lease.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this lease.

         34.02. Recovery of Damages. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been terminated under the provisions of Article 32, or under any provision of law, or had Landlord not re-entered the Demised Premises.

         34.03. Additional Damages. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages, in addition to the damages particularly provided above, to which Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

                                   ARTICLE 35

                                     Waivers

         35.01. Waiver of Redemption Rights. Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of the term of this lease as herein provided. Tenant also waives the provisions of any law now or hereafter in effect relating to notice and delay in levy of execution in case of an eviction or dispossess of a tenant for non-payment of rent.

         35.02. No Designation of Payments. Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

         35.03. Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Demised Premises, any claim of injury or damage, or any emergency statutory or any other statutory remedy.

         35.04. Counterclaims. Tenant shall not interpose any counterclaim of any kind in any summary proceeding commenced by Landlord for nonpayment of rent, unless such counterclaim is compulsory.*

                                   ARTICLE 36

                              Unperformed Covenants

         36.01. Performance of Tenant's Obligations. If Tenant shall default in the performance of any of Tenant's obligations hereunder, Landlord, without thereby waiving such default, may at Landlord's option, after reasonable notice to Tenant, perform the same for the account of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money, including attorneys' fees in instituting, prosecuting or defending any action or proceeding by reason of any default of Tenant hereunder, such sums paid or obligations incurred, with interest at the maximum legal rate thereon, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of any bill or statement to Tenant therefore.

                                   ARTICLE 37

                             Consents and Approvals

         37.01. Consents and Approvals. Whenever in this lease it is provided that Landlord shall not unreasonably withhold or delay consent or approval or shall exercise its judgment reasonably (such consent or approval and such exercise of judgment being collectively referred to as "consent"), if Landlord shall delay or refuse such consent, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damage by way of setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent. Tenant's sole remedy shall be an action or proceeding for specific performance, injunction or declaratory judgment to enforce any such provision, but any such equitable remedy which can be cured by the expenditure of money may be enforced personally against Landlord only to the extent of its interest in the Building. Failure on the part of Tenant to seek such relief within 30 days after the date upon which Landlord has withheld its consent shall preclude any right to dispute the reasonableness of such withholding of consent.

         37.02. Expenses. If Tenant shall request the consent or approval of Landlord to the making of any alterations or to any other thing, and Landlord shall seek and pay a separate fee for the expert opinion of Landlord's counsel, architect, engineer or other representative or agent as to the form or substance thereof, Tenant shall pay to Landlord, as additional rent, within 30 days after demand, all costs and expenses of Landlord incurred in connection therewith, including, in case of any alteration, costs and expenses of Landlord in reviewing plans and specifications.

                                   ARTICLE 38

                              Rules and Regulations

         38.01. Rules and Regulations. Tenant and Tenant's invitees shall observe and comply with the Rules and Regulations attached hereto and made part hereof, and such other and further Rules and Regulations as Landlord or Landlord's agents may from time to time reasonably adopt, provided that Tenant's compliance with such Rules and Regulations do not require Tenant to expend money. Notice of any additional Rules and Regulations shall be given to Tenant. Nothing in this lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant or occupant of the Buildings, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or such other tenant's licensees. In the event of a conflict between the Rules and Regulations and the provisions of this lease, the provisions of this lease shall prevail. Notwithstanding the foregoing, Landlord shall enforce the Rules and Regulations in a nondiscriminatory manner.*

                                   ARTICLE 39

                            Amendments for Financing

         39.01. Amendments for Financing. If, in connection with obtaining financing for the Real Property, a banking, insurance or other recognized institutional lender shall request modifications in this lease as a condition to such financing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase both the monetary and nonmonetary obligations of Tenant hereunder nor materially diminish Tenant's rights hereunder.*

                                   ARTICLE 40

                   Notice to Mortgagees and Underlying Lessors

         40.01. Notice to Mortgagees and Lessors. Upon the occurrence of any act or omission on the part of Landlord which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate this lease or the term hereof or to claim a partial or total eviction, Tenant shall not exercise such right until (i) it has given notice of the occurrence of such act or omission to holders of any mortgages which at the time shall be liens on the leasehold estate under any ground lease or the Real Property, and the lessors under all underlying leases, if the names and addresses of such holders and lessors shall previously have been furnished to Tenant, and (ii) a period of time has elapsed after such notice as shall equal the greater of (y) twice the length of time to which Landlord would be entitled under this lease or otherwise, after similar notice, to remedy such act or omission, or (z) the same time to which Landlord would be so entitled, plus the time reasonably required to enable the holder of such mortgage or lease to become legally entitled (through receivership or otherwise) to remedy such act or omission.

                                   ARTICLE 41

                        Parties Bound; Partnership Tenant

         41.01. Successors and Assigns. The covenants, agreements, terms, provisions and conditions of this lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 13 shall operate to vest any rights under this lease in any successor or assignee of Tenant. Notwithstanding the foregoing, it is understood and agreed that (i) the covenants and obligations on the part of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Real Property as owner or lessee thereof, (ii) in the event of such transfer said covenants and obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Real Property, but only with respect to the period ending with a subsequent transfer of such interest, (iii) a lease of the entire interest of Landlord hereunder shall be deemed a transfer within the meaning of this Article, and (iv) the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 32.

         41.02. Partnership Tenant. If Tenant's interest in this lease shall at any time be held by a partnership, or by two or more persons or entities individually (any such partnership and such persons and entities are referred to in this Section as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant:

                  (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several;

                  (b) each of the parties comprising Partnership Tenant consents in advance to, and agrees to be bound by, any (i) written instrument which may thereafter be executed, changing, modifying or discharging this lease, in whole or in part, or surrendering all or any part of the Demised Premises to Landlord, and (ii) notices, demands, requests or other communications which may thereafter be given, by Partnership Tenant or any of the parties comprising Partnership Tenant;

                  (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant, or to any of the parties comprising Partnership Tenant, shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties;

                  (d) if Partnership Tenant shall admit new partners, all of such new partners shall by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed; and

                  (e) Partnership Tenant shall give prompt notice to Landlord of the admission of each new partner, and upon demand of Landlord, shall cause each new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of this subparagraph).

         Landlord shall release from liability hereunder, as to obligations thereafter accruing, retiring partners and the estates of deceased partners, provided that the aggregate assets of the remaining partners of a Partnership Tenant shall be sufficient in Landlord's sole judgment to meet Tenant's obligations hereunder.

         The provisions of this Section shall not be deemed to constitute a consent, by Landlord, to the assignment of any interest in this lease by Tenant.

                                   ARTICLE 42

                        No Other Waivers or Modifications

         42.01. Waivers. The failure of Landlord to insist in any one or more instances upon the strict performance or observance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease or the Premises, in whole or in part, unless such executory agreement is in writing and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

         42.02. Surrender; Payments. Without limiting the generality of the foregoing provisions of this Article:

                  (a) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing, signed by Landlord. The delivery of keys to the Demised Premises to an employee of Landlord or of its agent shall not operate as a termination of the term of this lease or a surrender of the Demised Premises.

                  (b) The receipt by Landlord, or the payment by Tenant, of rent or any other payment by Tenant with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach.

                  (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct amount of any rent or other charge due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

                                   ARTICLE 43

                                     Notices

         43.01. Notices. Except for rent bills, any notice, approval, consent, bill, statement or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (shall be sent in duplicate to Landlord) and shall be delivered by registered or certified mail or nationally recognized overnight carrier (e.g., Federal Express), addressed to the other party at the address hereinabove set forth (in the case of notice to Landlord, a second copy is to be delivered, in the same manner, to Robert Martin Company, 100 Clearbrook Road, Elmsford, New York 10523, Attn: Senior Vice President and General Counsel, and a third copy is to be delivered in the same manner to Glorious Sun Robert Martin, L.L.C., 501 Seventh Avenue, New York, New York 10018, Attn: Mr. Paul Chan) and shall be deemed to have been given, rendered, made or (in the case of any communication required by the provisions of this lease to have been received before any period prescribed herein for the taking of any action or the creation of any rights shall commence) received, on the second business day following the day so mailed if mailed in Westchester County and the third business day following the day so mailed if mailed outside of Westchester County. Any notices, approvals, consents, bills, statements or other communication given pursuant to this Article by either party may be given by such party, their agents or attorneys. Either party may, by notice as aforesaid, designate a different address or addresses for notices, bills, statements or other communications intended for it.

                                   ARTICLE 44

                         Estoppel Certificate-Recording

         44.01. Tenant's Estoppel. Tenant agrees, at any time and from time to time, upon ten days prior notice from Landlord, to execute, acknowledge and deliver to Landlord and any other person designated by Landlord, a statement in writing stating (i) that this lease is unmodified and in full force and effect (or if there have been modifications, that the lease is in full force and effect as modified and stating the modifications), (ii) the dates to which the fixed rent, additional rent and other charges, if any have been paid by Tenant, (iii) whether or not Landlord is in default in the performance of any covenant, agreement or condition contained in this lease and, if so, specifying in detail each such default, (iv) whether or not there are then existing any set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with and, if so, specifying the same, and (v) the address to which notices to Tenant should be sent. If requested by Landlord, the form of statement shall be, at Landlord's election, as set forth on Exhibit C, annexed hereto and made part hereof. Any such statement delivered pursuant hereto may be relied upon by the holder of any interest in the Real Property, any prospective purchaser of the Real Property, any mortgagee or prospective mortgagee of the Real Property or of Landlord's interest, or any prospective assignee of any such mortgage.

         44.02. Recording. This lease shall not be recorded. At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum in form satisfactory to Landlord with respect to this lease, and any amendment of or other agreement supplementary to this lease, sufficient for recording.

                                   ARTICLE 45

                                    Brokerage

         45.01. Brokerage. Tenant covenants, warrants and represents that, in the negotiation of this lease, it dealt with no broker or any other person who could legally claim to be entitled to receive a brokerage commission or finder's or consultant's fee with respect to this transaction, except RM Management, L.L.C., which commission Landlord shall pay per a separate agreement. Tenant shall indemnify and hold Landlord harmless from and against any and all losses, costs, damages, expenses, claims and liabilities (including court costs and attorneys' fees and disbursements) arising out of any inaccuracy or alleged inaccuracy of the above representation.

                                   ARTICLE 46

                                    SECURITY

         46.01. Security.

         Tenant has deposited with Landlord a sum of money (by check, subject to collection) equal to $26,875.00, as security for the full and faithful performance and observance by Tenant of the terms, provisions and conditions of this lease. If Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including but not limited to, the payment of rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the Expiration Date and after delivery of possession of the entire Premises to Landlord. If Landlord applies or retains any part of the security so deposited, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained, so that Landlord shall have the full deposit on hand at all times during the term of this lease. In the event of a sale of the Land and Building or condominium unit of which the Premises may be a part or leasing, conveyance or transfer of the Building or condominium unit of which the Premises form a part, Landlord shall have the right to transfer the security to the vendee, lessee or transferee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         The security deposited hereunder shall be placed in an interest bearing account. Interest earned by Landlord on the security deposit shall be distributed to Tenant annually provided that Tenant shall not be in default hereunder. Landlord shall retain 1% of the security deposit annually as an administrative fee.

                                   ARTICLE 47

                                  Miscellaneous

         47.01. Entire Agreement. This lease contains the entire agreement between Landlord and Tenant relating to the leasing of the Premises. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and, in executing and delivering this lease Tenant is not relying upon, any warranties, representations, promises or statements, except to the extent that the same may be expressly set forth in this lease.

         47.02. Partial Invalidity. If any term or provision of this lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

         47.03. Applicable Law. This lease shall be deemed to have been made in Rockland County, and shall be construed according to, and governed by, the laws of the State of New York.

         47.04. Lease Submission. This lease is submitted to Tenant for signature, with the understanding that it shall not bind Landlord unless and until it has been executed by Landlord and delivered to Tenant or Tenant's attorney or agent.

         47.05. Asterisks. The asterisks set forth at various locations in this lease are set forth for Landlord's internal administrative purposes, and are not intended to refer to any other language or to be used for interpretive purposes.

         47.06. Confidentiality. Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this lease, to any person, business entity, association, newspaper, periodical or other entity. This non-disclosure and confidentiality agreement shall be binding upon Tenant without limitation as to time, and a breach of this Section shall constitute a material breach of Tenant's obligations under this lease.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

                                             GLORIOUS SUN ROBERT MARTIN,
                                             L.L.C.


                                             By: RM BLUE HILL, LLC,
                                                 Member

                                             By:/s/
                                                -----------------------

                                             QUINTEL ENTERTAINMENT, INC.



                                             By:/s/
                                                -----------------------
                                                     President

                           WORK LETTER (SECTION 7.01)

         Landlord agrees at its sole expense and without charge to Tenant, to do the following Building Standard Work in the Demised Premises unless otherwise set forth on the Floor Plan attached hereto:

         A.       General Construction:

                  1.       Partitions

                           Landlord shall supply and install ceiling-high metal stud drywall partitions with 5/8" sheet rock on both sides. All partitions to be finished with 4" cove base. Corridor and between tenant partitions shall be of sound attenuating construction, extending to the underside of the floor above.*

                  2.       Doors

                           Landlord shall supply and install necessary doors. All interior tenant doors to be hollow metal 3' x 7' and shall be furnished complete with bucks, l- 1/2 pair butts, door stops and latch sets.*

                  3.       Ceilings

                           Landlord shall supply and install a 2'x 2' textured acoustical ceiling tile laid in a tee system to match existing tile and grid whenever possible.*

                  4.       Electrical

                           Landlord shall supply and install:

                           a.       Lighting

                                    Recessed building standard 2'x 4' light
                                    fixtures. Landlord to re-use and relocate existing fixtures whenever possible. Initial lamping by Landlord; all subsequent replacements by Tenant.*

                           b.       Outlets

                                    Duplex convenience wall outlets as shown on the floor plan attached hereto and made a part hereof.

                           c.       Switches

                                    Wall switches in each private office and one switch at entrance to open areas.

                  5.       Telephone

                           Tenant shall make arrangements with any telephone company for installation of telephone service. Landlord will not provide or initiate such service.


                  6.       Window Covering

                           Building Standard Riviera by Levolor (or equal 1" slat) Slimline Tapeless blinds will be provided at /all exterior windows in a uniform color throughout the building. No substitution from Building Standard will be permitted.

                  7.       Painting

                           All partitions will be painted with two coats of flat finish latex paint. Exposed metal surfaces, e.g. convector enclosures, doors and bucks will be painted two coats semi-gloss enamel. Charge will be made for more than one color in any one room. Selection will be from premixed Building Standard Color Chart. Should Tenant desire colors darker or different than the Building Standard Color Chart, same colors shall be at Tenant's sole expense.

                  8.       Flooring

                           Landlord shall install Landlord's standard grade carpet to be selected by Tenant from Landlord's standard selection chart as to type and color.

                  9.       Exterior and Public Areas

                           To the extent that the exterior of the Building, the public areas thereof, viz lobby, elevator, corridors, grounds, parking areas and walkways have not been finished, Landlord will complete same at its costs and expense in accordance with Building Standard.

                  10.      Substitutions

                           Tenant may substitute like items for Building Standard items, but no credits for Building Standard items will be given against the cost of items so substituted. No credit will be given for Building Standard items not utilized by Tenant.

         B.       Heating, Ventilating and Air Conditioning:

                  The Landlord shall furnish and install a complete heating, ventilating and year-round air conditioning system. The equipment shall be capable of maintaining an indoor temperature of 78oF.D.B. at 50% R.H. during summer (June through September) based on the local 2 1/2% outdoor design condition as specified in the latest edition of the "Ashrae Handbook of Fundamentals" and 72 degrees F.D.B. in the winter based on local 97 1/2% design as specified in the latest edition of the "Ashrae Handbook of Fundamentals".

                  The air conditioning system will provide fresh air in a quantity of not less than .l0 cubic feet per minute per square foot of rentable floor area.

Real Estate Taxes assessed against any item of construction which is a part of Landlord's standard work letter or customary installation are included as part of the Lease terms set forth herein. If any additional specifications, extras or non-standard items of improvement give rise to the assessment of additional real estate taxes, such taxes shall be for the account of Tenant.


All selections or designations to be made by Tenant are to be made within five
(5) business days after request by Landlord. If Tenant has not made such designations or selections within said period, the Landlord shall be authorized to do so on behalf of the Tenant.

                     CLEANING SPECIFICATIONS (SECTION 20.02)

1.       General

(a)      All flooring to be swept and/or dust mopped on each business day.

         (b)      All carpeting areas and rugs vacuumed daily.*

         (c)      All stairways to be swept each business day.

         (d) Empty and wipe wastepaper baskets and ashtrays each business day.

         (e) Cigarette urns to be cleaned each business day and sand replaced when necessary.

         (f) Floors, walls and interior surfaces of lobby, elevators and public corridors to be maintained as required.

         (g)      Dust furniture and window sills as required.

         (h)      Water coolers to be wiped each business day.

         (i) Entrance lobby glass to be washed or wiped each business day.

2.       Lavatories Daily (Business Days)

         (a) All flooring to be swept and washed using disinfectant in water.

         (b) All basins, bowls, urinals and toilet seats to be washed.

         (c)      All mirrors to be washed.

         (d) Paper towel and sanitary disposal receptacles to be emptied and cleaned.

         (e) Toilet tissue holders and soap and paper towel dispensers to be filled.

3.       Windows

         (a) Three times per year clean all exterior windows on the inside only, provided that window sills are free of articles and access to the windows is not obstructed.

         (b) Two times per year clean all exterior windows on the outside.

4.       Venetian Blinds

         Venetian blinds to be dusted annually.

5.       Ledges and moldings

         Ledges and moldings to be high dusted semi-annually as required.


6.       Lighting Fixtures

         Interior and exterior of lighting fixtures to be dusted annually as required.

                      Rules and Regulations (Section 38.01)

         1. Any moving of large items of furniture or equipment into or out of the Demised Premises must be done by Tenant at its own cost and expense, on business days after 6:00 P.M., or on Saturday subject, however, to the prior written consent of Landlord, not to be unreasonably withheld or delayed. If such move requires use of an elevator, such move shall not be in excess of such elevator's carrying load capacity.*

         2. The sidewalks, entrances, passages, lobby, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Demised Premises and Tenant shall not permit any of its invitees to congregate in any of said areas. No door mat shall be placed or left in any public hall or outside any entry door of the Demised Premises.

         3. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises, without the prior consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

         4. No sign, insignia, advertisements, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Demised Premises or the Buildings without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to Tenant. Interior signs and lettering on doors and directory tablets shall, if and when approved by Landlord, be inscribed, painted or affixed by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

         5. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Buildings shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on window sills.

         6. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Buildings, nor placed in the halls, corridors or vestibules by Tenant.

         7. Tenant shall not discharge or permit to be discharged any materials which may cause damage into waste lines, vents or flues of the Buildings. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, corrosives, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose invitees, shall have caused the same.

         8. Tenant shall not mark, paint, drill into, or in any way deface any part of the Demised Premises or the Buildings. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement and other similar adhesive material being expressly prohibited.

         9. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the Demised Premises.

         10. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in Landlord's judgment, might disturb other tenants in the Buildings, shall be made or permitted by Tenant. Nothing shall be done or permitted in the Demised Premises by Tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Buildings. Tenant shall not throw anything out of the doors, windows of skylights or down the passageways.

         11. Neither Tenant nor its invitees shall bring or keep upon the Demised Premises any explosive fluid, chemical or substance, nor any inflammable or combustible objects or materials.

         12. Additional locks or bolts of any kind which shall not be operable by the grand master key(s) for the Buildings shall not be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said grand master key(s). Tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

         13. All removals from the Demised Premises or the Buildings, or the moving or carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its agent may determine from time to time. All deliveries of any nature whatsoever to the Buildings or the Demised Premises must be made only through Building entrances specified for such deliveries by Landlord. Landlord reserves the right to inspect all objects and matter to be brought into the Buildings and to exclude from the Buildings all objects and matter which violate any of these Rules and Regulations or the Lease. Landlord may require any person leaving the Buildings with any package or other object or matter, to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or other object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Demised Premises or the Buildings under the provisions of this Rule 13 or Rule 17 hereof.

         14. Tenant shall not occupy or permit any portion of the Demised Premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of beer, wine or liquor, narcotics, drugs, tobacco in any form, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Demised Premises, except those actually working for Tenant on the Demised Premises, nor advertise for laborers giving an address at the Demised Premises. Tenant shall not use the Demised Premises or any part thereof, or permit the Demised Premises or any part thereof to be used, for manufacturing, or for sale at auction of merchandise, goods or property of any kind.

    15. Tenant shall not obtain, purchase or accept for use in the Demised Premises ice, drinking water, food, beverage, towel, barbering, boot blacking, cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord shall not be excessive. Such services shall be furnished only at such hours, in such places within the Demised Premises, and under such regulations as may be fixed by Landlord. Tenant shall not purchase or contract for waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electric fixtures, removal of garbage or towel service in the Demised Premises except from contractors, companies or persons so approved by the Landlord. Notwithstanding anything to the contrary herein, Tenant may install a coffee machine for the use of its employees in the Demised Premises.*

    16. Landlord shall have the right to prohibit any advertising or identifying sign by Tenant which in Landlord's judgment tends to impair the reputation of the Buildings or their desirability as buildings for offices, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising or identifying sign.

    17. Landlord reserves the right (although it is specifically understood that Landlord shall not be obligated under any circumstances) to exclude from the Building during hours other than regular business hours and days all persons who do not present a pass to the Building signed by Landlord. All persons entering and/or leaving the Building during hours other than regular business hours and days may be required to sign a register. Landlord will furnish passes to persons for whom any tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests such pass and shall be liable to Landlord for all acts or omissions of such persons. Landlord's providing of services during other than regular business hours and days shall not be interpreted to mean that the Buildings are in operation during such after-hours; and, in lieu of possible darkness, lack of activity and lack of such services during such after-hours, Tenant may wish to take measures regarding security of its invitees using the Demised Premises during other than regular business hours and days.

    18. Tenant, before closing and leaving the Demised Premises at any time, shall see that the lights are turned off. All entrance doors in the Demised Premises shall be left locked by Tenant when the Demised Premises are not in use. Entrance doors shall not be left open at any time.

    19. Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant's expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors while doing janitorial service or other cleaning in the Demised Premises and while making repairs or alterations in the Demised Premises.

    20. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

    21. The requirements of Tenant will be attended to only upon application at the office of the Buildings. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

    22. Canvassing, soliciting and peddling in the Buildings are prohibited and Tenant shall cooperate to prevent the same.

    23. There shall not be used in any space, or in any lobbies, corridors, public halls or other public areas of the Buildings, in the moving or delivery or receipt of safes, freights, furniture, packages, boxes, crates, paper, office material, or any other object or thing, any hand trucks except those equipped with rubber tires, side guards, and such other safeguards as Landlord shall require. No move or delivery of any object or thing of whatever nature, other than light-weight objects hand- carried by not more than one person, shall be made without at least 24 hours prior notice by Tenant to Landlord and without Tenant, prior to any such move or delivery, laying (without affixation or attachment to any part of the floor or floor covering) adequate masonite or plywood sheets covering all lobby, corridor, public hall and other public area floors of the Buildings (whether carpeted or terrazzo) over which such move or delivery shall take place.

    24. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Demised Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Demised Premises except as is expressly permitted in the lease.

    25. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the Demised Premises.

    26. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Buildings, when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Buildings, or the preservation of good order therein, or the operation or maintenance of the Buildings or the equipment thereof, or the comfort of tenants or others in the Buildings. No recision, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a recision, alteration or waiver in favor of any other tenant.

    27. Tenant, its employees, agents, licensees, contractors and subtenants shall not litter any public areas of the Real Property (including the walkways and parking areas located thereon).

    28. Landlord shall not unreasonably withhold its consent to the installation, maintenance and operation by Tenant in the Demised Premises of data processing machines, office duplicating machines, teletype machines and other business machines and machinery customarily used in offices in the ordinary course of business, provided however, that Tenant shall comply with all other obligations of this lease that may be applicable to or result from such installation, maintenance or operation.

    29. Landlord shall not unreasonably withhold or delay from Tenant any approval provided for in the Rules and Regulations.

                                                        EXHIBIT "B"

                                      STATEMENT OF TENANT IN RE:

                                               Date:

                                               Re:  Address:

                                                        Your Appl. #

Gentlemen:

         It is our understanding that you have committed to place a mortgage upon the subject premises and as a condition precedent thereof have required this certification by the undersigned.

         The undersigned, as Lessee, under that certain lease dated __________, made with ______________________ as Lessor, hereby ratifies the said lease and certifies that:

         1. the undersigned has entered into occupancy of the premises described in said lease on ____________________;

         2. the undersigned is presently open and conducting business with the public in the premises;

         3. the minimum rental in the annual amount of $_______________ was payable from the date of occupancy;

         4. that said lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreement(s) dated ___________), and neither party thereto is in default thereunder;

         5. that the same represents the entire agreement between the parties as to this leasing;

         6.       that the term of said lease expires on _______________;

         7. that all conditions under said lease to be performed by the Lessor have been satisfied, including but without limitation, all co-tenancy requirements thereunder;

         8. all required contributions by Lessor to Lessee on account of Lessor's improvements have been received;

         9. on this date there are no existing defenses or offsets which the undersigned has against the enforcement of said lease by the Lessor;

         10. that no rental has been paid in advance and no security (or in the amount of $______________) has been deposited with Lessor;

    11.           that rental for _____________, 19__, has been paid.

                                                      Very truly yours,

                                                _____________________(Tenant)

                                                By:__________________________
                                                         (Title)

                                TABLE OF CONTENTS

                         BLUE HILL PLAZA STANDARD LEASE

Article                                                                      Page
-------                                                                      ----

ARTICLE 1.....................................................................-1-
         1.01. Demise.........................................................-1-
         1.02. Demised Premises...............................................-1-
         1.03. Term...........................................................-1-

ARTICLE 2.....................................................................-1-
         2.01. Definitions....................................................-1-

ARTICLE 3.....................................................................-4-
         3.01.  Rent..........................................................-4-
         3.02. Payments Due...................................................-4-
         3.03. Rent Control...................................................-4-
         3.04. Late Charge....................................................-5-

ARTICLE 4.....................................................................-5-
         4.01. Definitions of Taxes and Operating Expenses....................-5-
         4.02. Tax Payments...................................................-7-
         4.03. Reduction of Comparison Year Taxes.............................-7-
         4.04. Reduction of Base Tax..........................................-8-
         4.05. Tax Payment Pending Protest....................................-8-
         4.06. Adjustment of Operating Expense Payments.......................-8-
         4.07. No Credit......................................................-8-
         4.08. Assessment With Other Properties...............................-9-
         4.09. Billing........................................................-9-
         4.10. Partial Comparison Year........................................-9-
         4.11. Tax Protests...................................................-9-

ARTICLE 5.....................................................................-9-
         5.01. Services During Non-Regular Business Hours.....................-9-
         5.02. Cooling Tower..................................................-9-

ARTICLE 6.....................................................................-9-
         6.01. Changes to Building............................................-9-
         6.02. Multi-Tenant Floors...........................................-10-

ARTICLE 7....................................................................-10-
         7.01.  Completion of Premises.......................................-10-
         7.02.  Tenant's Work................................................-10-
         7.03.  Tenant's Construction Related Obligations....................-11-
         7.04.  Non-Liability of Landlord....................................-11-

ARTICLE 8....................................................................-11-
         8.01.  Commencement Date............................................-11-
         8.02.  Consequences of Tenant's Possession of Premises or
                  Commencement Date..........................................-12-
         8.03. Waiver of Right to Rescind....................................-12-
         8.04.  Early Commencement of Business...............................-12-

ARTICLE 9.....................................................................-13-
         9.01. Permitted Uses.................................................-13-
         9.02. Prohibited Uses................................................-13-
         9.03. Physical Protection of Premises................................-14-

ARTICLE 10....................................................................-14-
         10.01. Building Name.................................................-14-
         10.02. Tenant Signs..................................................-14-
         10.03. Directory.....................................................-14-

ARTICLE 11....................................................................-15-
         11.01. Subordination.................................................-15-
         11.02. Attornment....................................................-16-
         11.03. Waiver of Termination Right...................................-16-

ARTICLE 12....................................................................-16-
         12.01. Quiet Enjoyment...............................................-16-

ARTICLE 13....................................................................-16-
         13.01. Prohibition Against Assignment, Etc...........................-16-

ARTICLE 14....................................................................-17-
         14.01. Notice and Compliance With Laws...............................-17-
         14.02. Contest.......................................................-17-

ARTICLE 15....................................................................-18-
         15.01. Tenant's Requirements.........................................-18-
         15.02. Blanket Policies..............................................-18-
         15.03. Tenant's Compliance...........................................-18-
         15.04. Waiver of Subrogation.........................................-19-

ARTICLE 16....................................................................-19-
         16.01.  Parking......................................................-19-

Article 17....................................................................-20-
         17.01. Permitted Changes.............................................-20-
         17.02. Substantial Changes...........................................-21-
         17.03. Substantial Changes in Excess of $100,000.....................-21-
         17.04. Restricted Changes............................................-21-

ARTICLE 18....................................................................-21-
         18.01. Tenant's Property.............................................-22-
         18.02. Abandonment of Tenant's Property..............................-22-
         18.03. Leasehold Improvements........................................-22-
         18.04. End of Term...................................................-22-
         18.05. Removal by Landlord...........................................-22-

ARTICLE 19....................................................................-22-
         19.01. Tenant's Required Repairs.....................................-22-
         19.02. Windows.......................................................-23-
         19.03. Damage to Building............................................-23-

ARTICLE 20....................................................................-23-
         20.01. Landlord's Obligations........................................-23-

         20.02. Cleaning......................................................-23-
         20.03. Extraordinary Refuse..........................................-24-
         20.04. Quality of Repairs............................................-24-
         20.05. Required Changes..............................................-24-

ARTICLE 21....................................................................-24-
         21.01. General.......................................................-24-
         21.02. Rent Inclusion................................................-25-
         21.03 Submetering....................................................-25-
         21.04.  Direct Meter.................................................-27-
         21.05. Landlord's Statements and Bills...............................-27-
         21.06. Change of Service.............................................-27-
         21.07. Additional Installations......................................-27-

ARTICLE 22....................................................................-28-
         22.01. Access and Repair.............................................-28-
         22.02. Tenant's Requirements.........................................-28-
         22.03. Additional Tenant Requirements................................-29-

ARTICLE 23....................................................................-29-
         23.01. Elevators.....................................................-29-
         23.02. Interruption of Services......................................-29-

ARTICLE 24....................................................................-29-
         24.01. Tenant's Access to Demised Premises...........................-29-

ARTICLE 25....................................................................-30-
         25.01. Lines Through Demised Premises................................-30-
         25.02. Access to Demised Premises....................................-30-
         25.03. Access Upon Emergency.........................................-31-
         25.04. Access During Twelve Months...................................-31-

ARTICLE 26....................................................................-31-
         26.01. Access for Protection.........................................-31-

ARTICLE 27....................................................................-31-
         27.01. Notice to Landlord............................................-31-

ARTICLE 28....................................................................-31-
         28.01. No Liability of Landlord......................................-31-
         28.02. Tenant's Indemnification......................................-32-
         28.03. Exculpation...................................................-32-

ARTICLE 29....................................................................-32-
         29.01. Notice and Repair Obligation..................................-32-
         29.02.  Abatement of Rent............................................-33-
         29.03.  Termination Rights...........................................-33-
         29.04. Termination Upon Casualty.....................................-33-
         29.05. Non-Liability of Landlord.....................................-33-
         29.06.  Insurance on Tenant's Property...............................-33-
         29.07. Waiver of Statutory Protection................................-34-
         29.08. Uncollectibility of Insurance.................................-34-

ARTICLE 30....................................................................-34-

         30.01.  Landlord's Rights to Award...................................-34-
         30.02.  Full Taking..................................................-34-
         30.03.  Partial Taking...............................................-34-
         30.04.  Tenant's Rights to Award.....................................-35-
         30.05.  Reconstruction...............................................-35-

ARTICLE 31....................................................................-35-
         31.01. Surrender.....................................................-35-
         31.02. Holdover......................................................-35-

ARTICLE 32....................................................................-35-
         32.01.  Prior to Term................................................-36-
         32.02. During Term...................................................-36-
         32.03. Adequate Assurances...........................................-37-

ARTICLE 33....................................................................-37-
         33.01. Re-Entry; Summary Proceedings.................................-37-
         33.02. Remedies Cumulative...........................................-38-
         33.03. Retention of Funds............................................-38-

ARTICLE 34....................................................................-38-
         34.01. Damages.......................................................-38-
         34.02. Recovery of Damages...........................................-40-
         34.03. Additional Damages............................................-40-

ARTICLE 35....................................................................-40-
         35.01. Waiver of Redemption Rights...................................-40-
         35.02. No Designation of Payments....................................-40-
         35.03. Waiver of Jury Trial..........................................-40-

ARTICLE 36....................................................................-40-
         36.01. Performance of Tenant's Obligations...........................-40-

ARTICLE 37....................................................................-41-
         37.01. Consents and Approvals........................................-41-
         37.02. Expenses......................................................-41-

ARTICLE 38....................................................................-41-
         38.01. Rules and Regulations.........................................-41-

ARTICLE 39....................................................................-41-
         39.01. Amendments for Financing......................................-41-

ARTICLE 40....................................................................-41-
         40.01. Notice to Mortgagees and Lessors..............................-42-

ARTICLE 41....................................................................-42-
         41.01. Successors and Assigns........................................-42-
         41.02. Partnership Tenant............................................-42-

ARTICLE 42....................................................................-43-
         42.01. Waivers.......................................................-43-
         42.02. Surrender; Payments...........................................-43-

ARTICLE 43....................................................................-44-
         43.01. Notices.......................................................-44-

ARTICLE 44....................................................................-44-
         44.01. Tenant's Estoppel.............................................-44-
         44.02. Recording.....................................................-44-

ARTICLE 45....................................................................-45-
         45.01. Brokerage.....................................................-45-

ARTICLE 46....................................................................-45-
         46.01. Security......................................................-45-

ARTICLE 47....................................................................-45-
         47.01. Entire Agreement..............................................-45-
         47.02. Partial Invalidity............................................-46-
         47.03. Applicable Law................................................-46-
         47.04. Lease Submission..............................................-46-
         47.05. Asterisks.....................................................-46-
         47.06.  Confidentiality..............................................-46-

         WORK LETTER..........................................................-48-
         CLEANING SPECIFICATIONS .............................................-49-
         Rules and Regulations ...............................................-50-
         Exhibit "A" - Floor Plan and Location Plans
         Exhibit "B" - Estoppel Letter